U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Array BioPharma Inc.
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3200 Walnut Street
Boulder, CO 80301
______, 2015
Dear Stockholder:
You are cordially invited to attend Array BioPharma Inc.'s Annual Meeting of Stockholders on October 29, 2015, at 1:00 p.m., Mountain Time, at Array's offices, located at 1825 33rd Street, Boulder, Colorado 80301.
The matters to be acted on at the Annual Meeting are described in the enclosed notice and Proxy Statement.
We realize that you may not be able to attend the Annual Meeting and vote your shares in person. However, regardless of your meeting attendance, we need your vote. We urge you to ensure that your shares are represented by voting in advance of the meeting on the Internet or via a toll-free telephone number, as instructed in the Notice of Internet Availability of Proxy Materials, or if you have elected to receive a paper or e-mail copy of the proxy materials, by completing, signing and returning the proxy card that is provided. If you decide to attend the Annual Meeting, you may revoke your proxy at that time and vote your shares in person.
Please remember that this is your opportunity to voice your opinion on matters affecting Array. We look forward to receiving your proxy and perhaps seeing you at the Annual Meeting.

Sincerely,

Ron Squarer Chief Executive Officer

3200 Walnut Street
Boulder, CO 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 29, 2015

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Array BioPharma Inc. to be held on October 29, 2015, at 1:00 p.m., Mountain Time, at the offices of Array located at 1825 33rd Street, Boulder, Colorado 80301, to consider and vote upon the following matters:

1.	Election of two Class III directors to serve for a three-year term of office expiring at the 2018 Annual Meeting of Stockholders;

2.	Approval of an amendment to Array's Amended and Restated Certificate of Incorporation that will increase the number of authorized shares of common stock from 220,000,000 to 280,000,000 shares;

3.	Approval of the material terms of the stock option and incentive plan for purposes of deductibility of executive incentive compensation under Section 162(m) of the Internal Revenue Code;

4.	Holding an advisory vote to approve executive compensation as disclosed in the accompanying Proxy Statement;

5.	Ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2016; and

6.	Any other matter that properly comes before the Annual Meeting.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.
The Board of Directors has fixed the close of business on August 31, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Your vote is very important to Array and all proxies are being solicited by the Board of Directors. So, whether or not you plan on attending the 2015 Annual Meeting, we encourage you to submit your proxy as soon as possible (i) by accessing the Internet site or by calling the toll-free number described in the proxy materials; or (ii) by signing, dating and returning a proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the company the expense of further proxy solicitation. Please note that all votes cast by telephone or on the Internet must be cast prior to 11:59 p.m., Eastern Time, on October 28, 2015.

By Order of the Board of Directors,

John R. Moore Secretary
Boulder, Colorado
______, 2015

3200 Walnut Street
Boulder, CO 80301

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION
General
This Proxy Statement is furnished to stockholders of Array BioPharma Inc., a Delaware corporation, or Array, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Array to be held on October 29, 2015, at 1:00 p.m., Mountain Time, at the offices of Array located at 1825 33rd Street, Boulder, Colorado 80301, for the purposes set forth in the Notice of Meeting. This solicitation of proxies is made on behalf of our Board of Directors.
Important Notice Regarding the Availability of Proxy Materials for the Fiscal 2015 Stockholder Meeting to be Held on October 29, 2015
Pursuant to the rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to certain of our stockholders of record. We are also sending a paper copy of the proxy materials and proxy card to other stockholders of record who have indicated they prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice Regarding the Availability of Proxy Materials. We intend to mail the Notice Regarding the Availability of Proxy Materials or paper copies of the Proxy Statement and proxy card, as applicable, on or about ______, 2015 to all stockholders entitled to vote at the Annual Meeting.
Stockholders will have the ability to access the proxy materials on the website referred to in the Notice Regarding the Availability of Proxy Materials or may request to receive a paper copy of the proxy materials by mail or electronic copy by electronic mail on a one-time or ongoing basis. Instructions on how to request a printed copy by mail or electronically may be found on the Notice Regarding the Availability of Proxy Materials and on the website referred to in that notice.
The Notice of Internet Availability of Proxy Materials will also identify the date, the time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors' recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of the Proxy Statement, our Annual Report and a form of proxy relating to the Annual Meeting; information on how to access and vote the form of proxy; and information on how to obtain directions to attend the meeting and vote in person should stockholders choose to do so.
Our Fiscal Year
Our fiscal year ends on June 30 of each year. In this Proxy Statement, when we refer to our fiscal year, we mean the twelve-month period ending June 30th of the stated year (for example, fiscal 2015 is July 1, 2014 through June 30, 2015).

What Are You Voting On?
You will be asked to vote on the following proposals at the 2015 Annual Meeting of Stockholders:

1.	Election of two Class III directors to serve for a three-year term of office expiring at the 2018 Annual Meeting of Stockholders;

2.	Approval of an amendment to Array's Amended and Restated Certificate of Incorporation that will increase the number of authorized shares of common stock from 220,000,000 to 280,000,000 shares;

3.	Approval of the material terms of the stock option and incentive plan for purposes of deductibility of executive incentive compensation under Section 162(m) of the Internal Revenue Code;

4.	Holding an advisory vote to approve executive compensation as disclosed in the accompanying Proxy Statement;

5.	Ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2016; and

6.	Any other matter that properly comes before the Annual Meeting.
Who Can Vote
Only holders of record of shares of our common stock as of the close of business on the record date, August 31, 2015, are entitled to receive notice of, and to vote at, the Annual Meeting. The common stock constitutes the only class of securities entitled to vote at the Annual Meeting, and each share of common stock entitles the holder thereof to one vote. Your shares may be voted at the Annual Meeting, or any adjournments thereof only if you are present in person or your shares are represented by a valid proxy.
Difference between a Stockholder of Record and a “Street Name” Holder
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.
If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below under the heading “Voting Your Shares.”
Quorum
At the close of business on August 31, 2015, there were 142,322,137 shares of our common stock outstanding and entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of our common stock entitled to vote constitutes a quorum, which is required in order to hold and conduct business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you:

•	are present in person at the Annual Meeting; or

•	have properly submitted a proxy card by mail or submitted a proxy by telephone or over the Internet.
If you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters.

Please see “Broker Non-Votes” below.
Voting Your Shares
You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this Proxy Statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.”
If you hold your shares of common stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet or by telephone by following the instructions on the website referred to in the Notice Regarding Availability of Proxy Materials previously mailed to you. You may request a paper copy of the Proxy Statement and proxy card by following the instructions on the website and in the Notice Regarding Availability of Proxy Materials provided to you.
If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this Proxy Statement, you may vote your shares by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card, or by completing, dating and signing the proxy card that was included with the Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.
If you hold your shares of common stock in street name, you will receive a Notice Regarding Availability of Proxy Materials from your broker, bank, trust or other nominee that includes instructions on how to vote your shares. Your broker, bank, trust or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone or by completing, dating and signing the proxy card included with your proxy materials if you request a paper copy of them by following the instructions on the Notice Regarding Availability of Proxy Materials provided by your broker, bank, trust or other nominee.
Deadline for Submitting Your Proxy on the Internet or by Telephone
The Internet and telephone voting facilities will close at 11:59 P.M., Eastern Time, on October 28, 2015. Stockholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.
YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting.
Voting in Person
If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trust or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker, bank, trust or other nominee. Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting. Please see the important instructions and requirements below regarding “Attendance at the Annual Meeting.”
Changing Your Vote
As a stockholder of record, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Secretary of the company at our principal executive office at 3200 Walnut Street, Boulder, Colorado 80301, (ii) duly submitting a later-dated proxy over the Internet, by mail, or if applicable, by telephone, or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

If You Receive More Than One Proxy Card or Notice
If you receive more than one proxy card or Notice Regarding Availability of Proxy Materials, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice Regarding Availability of Proxy Materials you receive.
How Your Shares Will Be Voted
Shares represented by proxies that are properly executed and returned, and not revoked, will be voted as specified. YOUR VOTE IS VERY IMPORTANT.
If You Do Not Specify How You Want Your Shares Voted
If you are the record holder of your shares, and if you do not specify on your proxy how your shares are to be voted, your shares will be voted as follows:

•	FOR the election of the two nominees for Class III director;

•	FOR approval of an amendment to Array's Amended and Restated Certificate of Incorporation that will increase the number of authorized shares of common stock from 220,000,000 to 280,000,000 shares;

•	FOR approval of material terms of the stock option and incentive plan;

•	FOR executive compensation; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2016.
We know of no other business to be transacted at the Annual Meeting. If other matters requiring a vote do arise, the persons named in the proxy intend to vote in accordance with their judgment on such matters.
Broker Non-Votes
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of KPMG LLP as our independent registered public accountants. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board of Directors, amendments to our certificate of incorporation or on any stockholder proposal.
In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.
Votes Required for Approval of Proposals
The election of directors will be approved by a plurality of the votes duly cast. Abstentions and broker non-votes are not counted for purposes of the election of directors. The approval of PROPOSAL 2 will require a favorable vote of a majority of the shares of common stock issued and outstanding as of the record date. The approval of PROPOSALS 3 and 4 and the ratification of the independent registered public accountants under PROPOSAL 5 will each require a favorable vote of a majority of the shares of our common stock present in person or by proxy, and entitled to vote at the Annual Meeting. Broker non-votes are not treated as present and entitled to vote for purposes of determining whether a proposal has been approved and, therefore, will not be counted for any purpose in determining the approval of any of the proposals. Abstentions represent shares entitled to vote and, therefore, the effect of an abstention will be a vote against PROPOSALS 2, 3, 4 and 5.
Inspector of Election
All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Solicitation of Proxies
We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy, the Notice Regarding Availability of Proxy Materials and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services. We have engaged and paid for proxy solicitation services in the past and may do so again this year.
A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for 10 days prior to the Annual Meeting.
Attendance at the Annual Meeting
You must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of the company. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether you were a record holder of the company's common stock as of the close of business on August 31, 2015 or held your shares through a broker, bank, trust or other nominee.
A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of the company's transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank, trust or other nominee, and the broker, bank, trust or other nominee is the record holder instead.
To be admitted to the Annual Meeting, all persons must bring his or her Notice Regarding Availability of Proxy Materials or proxy card AND a valid personal photo identification (such as a driver's license or passport).
If you are a record holder, at the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on August 31, 2015.
If you hold your shares in the name of a broker, bank, trust or other nominee, then you must also bring to the Annual Meeting proof that you owned the shares of our common stock as of the close of business on August 31, 2015. Examples of proof of ownership include the following:

•	an original or a copy of the voting information from your bank or broker with your name on it;

•	a letter from your bank or broker stating that you owned shares of our common stock as of the close of business on August 31, 2015; or

•	a brokerage account statement indicating that you owned shares of our common stock as of the close of business on August 31, 2015.

If you are a proxy holder for an Array stockholder who owned shares of our common stock as of the close of business on August 31, 2015, then you must also bring to the Annual Meeting:

•
The executed proxy naming you as the proxy holder, signed by the stockholder who owned shares of our common stock as of the close of business on August 31, 2015 AND a valid personal photo identification (such as a driver's license or passport).

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board of Directors is composed of six members divided into three classes having staggered three-year terms. At each Annual Meeting of Stockholders, the successors to the class of Directors whose terms expired are elected to serve three-year terms. The current term of the Class III directors will expire at the Annual Meeting. Gwen A. Fyfe, M.D. and Charles M. Baum, M.D., Ph.D. have each been nominated for re-election at the Annual Meeting as a Class III director to hold office until the 2018 Annual Meeting of Stockholders or until his or her successor is elected and qualified. The nominees have consented to serve a term as Class III directors. Should either of the nominees become unable to serve for any reason prior to the Annual Meeting, the Board of Directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, or may reduce the number of directors on the Board of Directors.
Class III Director Nominees for Election - Term Expiring 2018
Below are biographies of the directors standing for election at the Annual Meeting and descriptions of the specific experience, qualifications, attributes or skills of the nominees that led the Corporate Governance Committee to recommend each person as a nominee for director:
Gwen A. Fyfe, M.D.
Dr. Fyfe, 63, has served as a member of our Board of Directors since January 2012. From 1997 to 2009, Dr. Fyfe held various positions with Genentech Inc. (now a member of the Roche Group), including Vice President, Oncology Development; Vice President, Avastin® Franchise Team; as well as the honorary title of Senior Staff Scientist. Dr. Fyfe played an important role in the development of Genentech's approved oncology agents including Rituxan®, Herceptin®, Avastin® and Tarceva®. Dr. Fyfe sat on the development oversight committee for all of Genentech's products and participated in the Research Review Committee that moved products from research into clinical development. Since leaving Genentech in 2009, Dr. Fyfe has been a consultant for venture capital firms and for a variety of biotechnology companies. Dr. Fyfe serves as a director of publicly-traded Infinity Pharmaceuticals and Igenica Biotherapeutics, a private company. Dr. Fyfe is a recognized oncology expert in the broader oncology community and has been an invited member of Institute of Medicine panels, National Cancer Institute working groups and grant committees and American Society of Clinical Oncologists oversight committees.
Dr. Fyfe brings to the Board of Directors extensive industry experience in the late-stage development and regulatory approval process for novel oncology therapeutics. As we evolve our business to a late-stage development company focused on oncology, the Board of Directors believes that Dr. Fyfe brings significant industry and strategic insights to the Board and the company.
Charles M. Baum, M.D., Ph.D.
Dr. Baum, 57, has served as a member of our Board of Directors since April 2014. Dr. Baum has served as the President and Chief Executive Officer of Mirati Therapeutics since 2012. Prior to joining Mirati, Dr. Baum had worked at Pfizer since 2003, most recently as the Senior Vice President for Clinical Research within Pfizer's Worldwide Research & Development division. At Pfizer, Dr. Baum held roles of increasing responsibility, including Vice President and Head of Oncology Development and Chief Medical Officer for Pfizer's Biotherapeutics and Bioinnovation Center, a Pfizer division comprised of small biotech research units. During his tenure at Pfizer he was responsible for the development of the company’s oncology portfolio, including the tyrosine kinase inhibitors Sutent® (sunitinib), Inlyta® (axitinib) and Xalkori® (crizotinib). Prior to joining Pfizer, Dr. Baum was responsible for the Phase I-IV development of several oncology compounds at Schering-Plough, including Temodar® (temozolomide).
Dr. Baum contributes important industry and executive-level experience to the Board. In particular, the Board of Directors believes Dr. Baum's experience with later stage drug development in the field of oncology and his general industry knowledge enable him to provide important strategic insights and advice to the company as its products advance in development.

Required Vote
The nominees for director will be elected upon a favorable vote of a plurality of the votes cast at the Annual Meeting. Shares represented by proxies cannot be voted for more than the two nominees for director.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES FOR ELECTION AS CLASS III DIRECTORS TO THE BOARD.
Class I Directors Continuing in Office - Term Expiring 2016
The following Class I directors have terms expiring at the Annual Meeting of Stockholders in 2016:
John A. Orwin
Mr. Orwin, 50, has served as a member of our Board of Directors since November 2012. He became Chief Executive Officer of Relypsa, Inc. in June 2013. From February 2011 to May 2013, Mr. Orwin served as Chief Executive Officer of Affymax, Inc., which he joined in April 2010 as President and Chief Operating Officer. From January 2005 to April 2010, Mr. Orwin served at Genentech, where he served as Senior Vice President, BioOncology Business Unit since 2007. From 2001 to 2004, Mr. Orwin served in various executive level positions at Johnson & Johnson. Prior to that Mr. Orwin was Senior Director, Oncology Marketing at ALZA Pharmaceuticals (acquired by Johnson & Johnson); Vice President, Marketing at Sangstat Medical Corporation; Marketing Director, Asthma at Rhone-Poulenc Rorer Pharmaceuticals and Product Manager, Schering Oncology/Biotech at Schering-Plough Corporation. Mr. Orwin serves on the board of directors of publicly-traded Relypsa, Inc. and Seattle Genetics, Inc.
Mr. Orwin brings to the Board of Directors executive-level experience at publicly-held and private biotechnology and large pharmaceutical companies, including significant experience in commercial launch and sales support. This experience allows Mr. Orwin to provide important strategic guidance to the company as it advances its programs to late-stage development and toward commercialization.
Gil J. Van Lunsen
Mr. Van Lunsen, 73, has served as a member of our Board of Directors since October 2002. Prior to his retirement in June 2000, Mr. Van Lunsen was an Office Managing Partner of KPMG LLP and led the firm's Tulsa, Oklahoma office. During his 33-year career, Mr. Van Lunsen held various positions of increasing responsibility within KPMG and was elected to the partnership in 1977. Until April 2015, Mr. Van Lunsen was the Chairman of both the Audit Committee and the Conflicts Committee at ONEOK Partners, GP, L.L.C. in Tulsa, Oklahoma. Additionally, Mr. Van Lunsen is currently the Audit Committee Chairman and a member of the Governance Committee and Compensation Committee at M/A-Com Technology Solutions, Inc. in Lowell, Massachusetts.
Mr. Van Lunsen has extensive experience with complex financial and accounting issues and, as a former partner of KPMG LLP, as well as chairman of the audit committees of one other public company, provides valuable leadership and insights to the Board of Directors on financial as well as governance matters. During his tenure on our Board of Directors and the Audit Committee, Mr. Van Lunsen has also developed an intimate knowledge of critical operational and financial issues facing our company and our industry.
Class II Directors Continuing in Office - Term Expiring 2017
The following Class II directors have terms expiring at the Annual Meeting of Stockholders in 2017.
Kyle A. Lefkoff
Mr. Lefkoff, 56, has served as the Chairman of our Board of Directors since May 1998. From January 2012 through April 2012, Mr. Lefkoff served as our interim Executive Chairman following the resignation of our former Chief Executive Officer, Mr. Robert E. Conway, in January 2012. When our current Chief Executive Officer, Mr. Ron Squarer, was hired in April 2012, Mr. Lefkoff stepped down as Executive Chairman and resumed his position as Chairman of our Board of Directors. Since 1995, Mr. Lefkoff has been a General Partner of Boulder Ventures, Ltd, a venture capital firm and a founding investor in our company. From 1986 until 1995, Mr. Lefkoff was employed by Colorado Venture Management, a venture capital firm. Mr. Lefkoff serves on the board of directors for a number of private companies, including: BaroFold, Inc., miRagen Therapeutics, Market Force Information, Inc., Bioptix Inc. and CommercialTribe, Inc.
Mr. Lefkoff's career as a venture capitalist and investor in a number of biotechnology companies and his extensive knowledge of our industry provide important strategic insights to the Board of Directors. As a prior investor in Array and member of our Board of Directors since inception, Mr. Lefkoff has a deep understanding of the operational and financial issues affecting our company. Mr. Lefkoff also brings strong leadership skills to our Board of Directors and, as our Chairman, serves as a critical link between management and our Board of Directors.
Ron Squarer
Mr. Squarer, 48, has served as our Chief Executive Officer and a member of our Board of Directors since April 2012. Prior to Array, Mr. Squarer served as Senior Vice President, Chief Commercial Officer at Hospira Inc., a global pharmaceutical and medical device company, from February 2010 to April 2012, where he was responsible for delivering $4 billion in annual revenue and leading more than 2,000 employees worldwide. From 2009 to 2010, Mr. Squarer was responsible for strategy, new product development and commercialization, acquisitions, partnerships and portfolio prioritization as Senior Vice President, Global Marketing and Corporate Development and held a similar role focused on Strategy and Business Development from 2007 to 2008. Mr. Squarer joined Hospira from Mayne Pharma, an Australia-based specialty injectable pharmaceutical company, where he served as Senior Vice President, Global Corporate and Business Development from 2006 to 2007, when Mayne was sold to Hospira for $2 billion in 2007. Prior to 2007, Mr. Squarer held senior management roles at both Pfizer, Inc., focused on global oncology commercial development, and at SmithKline Beecham Pharmaceuticals (now GlaxoSmithKline) in the U.S. and Europe.
Mr. Squarer has extensive commercial, development and executive leadership expertise from a 20-year career in the pharmaceutical industry. Mr. Squarer brings substantial experience in late-stage drug development and commercialization, as well as important strategic insights to the Board as our portfolio of wholly-owned and partnered programs approach late-stage development. During his career, Mr. Squarer has also acquired an extensive knowledge of our industry and the markets in which we operate and brings important management perspective to the oversight function of the Board of Directors.
Meetings of the Board of Directors and Committees of the Board of Directors
Our Board of Directors held six meetings during the fiscal year ended June 30, 2015. During the fiscal year, all of the current directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees of which such director was a member, except Dr. Fyfe, who did not attend the meeting of the Corporate Governance Committee held during fiscal 2015.
Director Independence
The Board of Directors has determined that Mr. Lefkoff, Dr. Baum, Dr. Fyfe, Mr. Orwin and Mr. Van Lunsen,comprising five of its six members, are independent as defined by applicable rules of the NASDAQ Stock Market.
Board Leadership Structure and Role in Risk Oversight
We currently and have historically had an independent Chairman of the Board separate from our Chief Executive Officer, or CEO. Our Corporate Governance Guidelines provide that the role of Chairman and CEO may be separate or, if the Board of Directors determines, combined. If the CEO serves as Chairman, the Board of Directors will select one of the independent directors to act as a lead director to coordinate the other independent directors and to chair the executive sessions of independent directors. If these offices are separated, the Chairman will act as the lead director and the Chief Executive Officer will be responsible to the Board of Directors for the overall management and functioning of the company. The Board of Directors believes that having flexibility in determining whether to separate the roles of Chairman and CEO from time to time is in the best interest of our company and our stockholders by allowing the Board to take into account the varying needs of the company and the structure and composition of the Board of Directors at any particular time.
Our management is responsible for identifying risks facing our company, including strategic, financial, operational and regulatory risks, implementing risk management policies and procedures and managing our day to day risk exposure. Although we do not have a formal risk oversight policy, the Board of Directors through the Audit Committee discusses with management our significant financial risk exposures and monitors the adequacy of our risk assessment and risk management policies. The Compensation Committee addresses risks related to compensation and other talent-related matters and the Clinical Development Committee addresses risks related to the company's clinical development programs and strategies. In addition, the Board of Directors is regularly presented with information at its regularly scheduled and special meetings regarding risks facing our company, and management provides more frequent, informal communications to the Board between regularly scheduled meetings which are designed to give the Board of Directors regular updates about our business. The Board of Directors considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk.
Committees of the Board of Directors
Our Board of Directors has established four standing committees, a Compensation Committee, an Audit Committee, a Corporate Governance Committee and a Clinical Development Committee. Each of the standing committees has adopted a written charter which is available on the Investor Relations portion of our website at www.arraybiopharma.com. The Corporate Governance Guidelines adopted by the Board of Directors are also available on our website.
Compensation Committee
The Compensation Committee is responsible for determining executive officers' compensation, evaluating the performance of the CEO and administering the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan, the Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan and our Deferred Compensation Plan. The Compensation Committee has authority to retain compensation consultants to advise it on compensation matters and is directly responsible for the appointment, compensation and oversight of any such compensation consultants. The Compensation Committee held seven meetings during the fiscal year ended June 30, 2015. Mr. Lefkoff (chair), Dr. Fyfe and Mr. Orwin are members of the Compensation Committee. The Board of Directors has determined that all members of our Compensation Committee during fiscal 2015 are independent as defined by applicable rules of the NASDAQ Stock Market. The report of the Compensation Committee is included elsewhere in this Proxy Statement.
Audit Committee
The Audit Committee is responsible for (1) retaining, overseeing and approving the fees of our independent public accountants, (2) reviewing audit plans and results with our independent public accountants, (3) reviewing the independence of the independent public accountants, (4) pre-approving all audit and non-audit fees, and (5) reviewing our internal accounting controls and discussing the adequacy of those controls with our CEO and Chief Financial Officer, or CFO. The Audit Committee is also responsible for reviewing and approving transactions in which Array participates and in which related parties have a direct or indirect material interest and for overseeing the company's legal compliance, risk management and ethics programs. The Audit Committee held five meetings during the fiscal year ended June 30, 2015. The members of the Audit Committee are Mr. Van Lunsen (chair), Mr. Lefkoff and Dr. Baum. The Board of Directors has determined that all members of the Audit Committee during fiscal 2015 meet the independence standards for audit committee members under applicable rules of the SEC and the NASDAQ Stock Market. The Board of Directors has also determined that Mr. Lefkoff and Mr. Van Lunsen qualify as “audit committee financial experts” as defined by applicable rules of the SEC. The report of the Audit Committee is included elsewhere in this Proxy Statement. The charter of the Audit Committee is attached to this proxy as Appendix A.

Corporate Governance Committee
The Corporate Governance Committee is responsible for the implementation of Array's Corporate Governance Guidelines and the evaluation and recommendation to the Board of Directors of candidates for election to the Board. The Committee also recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Array and such other activities as the Board of Directors may delegate to it from time to time. The Corporate Governance Committee will consider director nominations from our stockholders. The Corporate Governance Committee has not received any timely recommended nominations from any stockholders in connection with the 2015 Annual Meeting. See the sections below entitled “Stockholder Proposals for 2016 Annual Meeting” and “Stockholder Nominations to the Board of Directors” for information on submitting director nominations and other proposals for annual stockholder meetings. The Corporate Governance Committee held one meeting during the fiscal year ended June 30, 2015. The current members of the Corporate Governance Committee are Mr. Orwin (chair), Dr. Fyfe and Mr. Van Lunsen. The Board of Directors has determined that all Corporate Governance Committee members during fiscal 2015 are independent as defined by applicable rules of the NASDAQ Stock Market.
Clinical Development Committee
The Clinical Development Committee was established for the purpose of assisting the Board in overseeing the company’s clinical development activities and decisions and to provide advice to the company’s management and the Board relating to the allocation, deployment, utilization of and investment in the company’s development assets. The Clinical Development Committee periodically reviews the company’s clinical development programs and initiatives from a scientific perspective and provides feedback and strategic advice to management concerning those programs and initiatives. The Clinical Development Committee held five meetings during fiscal 2015. The current members of the Clinical Development Committee are Dr. Fyfe (Chair), Dr. Baum and Mr. Orwin. The Board of Directors has determined that all Clinical Development Committee members are independent as defined by applicable rules of the NASDAQ Stock Market.
Stockholder Communications with the Board of Directors
Stockholders and other interested parties may communicate with members of the Board of Directors by e-mail at BoardofDirectors@arraybiopharma.com or by writing to them at the following address:
Array BioPharma Board of Directors
c/o Array BioPharma Inc.
3200 Walnut Street
Boulder, CO 80301
Our General Counsel will receive all communications addressed to the Board of Directors and, after copying them for the company's files, will forward each communication (by United States mail or other reasonable means determined by the General Counsel) to the director or directors to whom the communication is addressed.
Our General Counsel is not required to forward any communication determined in good faith to be frivolous, hostile, threatening, illegal or similarly unsuitable or to be unrelated to the duties and responsibilities of the Board. The General Counsel will retain copies of such communications in the company's files and make them available to any member of the Board of Directors at their request.
Any communication subject to this policy that is addressed to the Chairman of the Audit Committee, the non-management members of the Board of Directors as a group or the independent members of the Board of Directors as a group will be shared with management only upon the instruction of the Chairman of the Audit Committee. All other communications will be shared with management at the time they are forwarded to the Board of Directors.

Director Attendance at Annual Meetings
All directors are strongly encouraged to attend each of our annual stockholder meetings, unless a director is not standing for reelection and his or her term is to expire at that meeting. All of our directors attended our 2014 Annual Meeting.

PROPOSAL 2 - APPROVAL OF AN AMENDMENT TO ARRAY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
General
The Board of Directors has approved, and is recommending to the stockholders for approval at the Annual Meeting, an amendment to Section 4.1 of our Amended and Restated Certificate of Incorporation to increase the number of shares of common stock Array is authorized to issue from 220,000,000 to 280,000,000. The Board of Directors determined that this amendment is advisable and should be considered at the Annual Meeting. We have authorized 10,000,000 shares of Preferred Stock, par value $0.001 per share, and the proposed amendment will not affect this authorization.
The text of the proposed amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock as described in this proposal is set forth in Appendix B attached to this proxy statement and is incorporated by reference herein.
If the amendment to the Amended and Restated Certificate of Incorporation is approved by the stockholders, we will promptly file a Certificate of Amendment with the Delaware Secretary of State reflecting the increase in authorized shares. The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Delaware Secretary of State.
Purposes and Effects of the Increase in the Authorized Number of Shares of common stock
Our Amended and Restated Certificate of Incorporation currently authorizes the issuance of 220,000,000 shares of common stock. As of the close of business on the record date, 142,322,137 shares of common stock were issued and outstanding, 10,780,793 shares were issuable pursuant to outstanding equity awards, 21,238,762 shares were reserved for future grants under the Amended and Restated Stock Option and Incentive Plan, subject to total authorized share capital, and 851,283 shares were reserved for future issuance under the Employee Stock Purchase Plan.
The Board believes that the proposed increase of 60,000,000 additional authorized shares of common stock is desirable so that, as the need may arise, we will have the flexibility to issue shares of common stock without additional expense or delay in connection with possible future equity financings, future opportunities for expanding our business through investments or acquisitions, management incentive and employee benefit plans, stock dividends or stock splits and for other general corporate purposes. As of the date of this Proxy Statement, the Board of Directors has not taken, and does not currently intend to take, any action to issue the additional authorized shares for any such purposes.
Each additional share of common stock authorized by the amendment to the Amended and Restated Certificate of Incorporation will have the same rights and privileges as each share of common stock currently authorized or outstanding. The holders of common stock have no preemptive rights. Authorized but unissued shares of common stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the stockholders, except as otherwise required by applicable law or stock exchange rules.
The adoption of this proposed amendment to the Amended and Restated Certificate of Incorporation will result in a greater number of shares of common stock available for issuance. Stockholders could therefore experience a significant reduction in their stockholders' interest with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares are issued other than through a proportional issuance such as a stock split or stock dividend.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the company without further action by the stockholders. Shares of authorized and unissued common stock could be issued (within the limits imposed by applicable law) in one or more transactions which would make a change in control of the company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the company. Existing provisions in our Amended and Restated Certificate of Incorporation and Bylaws may also have the effect of delaying or preventing a merger with or acquisition of the company, even where the stockholders may consider it to be favorable. These provisions could also prevent or hinder an attempt by stockholders to replace Array's current directors and include: (i) providing for a classified Board of Directors with staggered, three-year terms; (ii) prohibiting cumulative voting in the election of directors; (iii) authorizing the issuance of "blank check" preferred stock; (iv) limiting persons who can call special meetings of the Board of Directors or stockholders; (v) prohibiting stockholder action by written consent; and (vi) establishing advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted on by stockholders at a stockholders meeting.
Vote Required
The approval of the amendment to our Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of common stock. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2 APPROVING AN AMENDMENT TO ARRAY'S AMENDED AND RESTATED CERTIFICATION OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 3 - APPROVAL OF MATERIAL TERMS OF THE STOCK OPTION AND INCENTIVE PLAN
We are asking our stockholders to consider and vote upon a proposal to approve the material terms of our Stock Option and Incentive Plan, as amended and restated, or the Plan, in order to preserve our ability to deduct, for federal income tax purposes, compensation paid under the Plan to certain of our executive officers that would otherwise qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. As part of this proposal, we are also asking our stockholders to approve an amendment to the Plan that will add three additional business criteria to list of business criteria set forth in the Plan on which performance goals may be based for purposes of Section 162(m). We are not proposing any increase in the number of shares available for issuance under the Plan or any other changes to the terms of the Plan.
Section 162(m)
Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly-traded corporation to each of its chief executive officer and its three other most highly compensated executive officers (other than the chief financial officer) (the “covered executive officers”), as determined at the end of each year in accordance with the applicable rules under the Securities Exchange Act of 1934, as amended. However, there is no limitation on the deductibility of “qualified performance-based compensation,” which does not count toward the $1 million annual limit.
To qualify compensation as “performance-based” under Section 162(m), it must satisfy a number of requirements, including (other than in the case of stock options and stock appreciation rights) that it be paid solely on account of the attainment of one or more objective performance goals that are based on stockholder-approved business criteria and that have been established in writing while the attainment of such goals is substantially uncertain. Performance goals may be based on one or more business criteria that apply to a business unit or the company as a whole, but need not be based on an increase or positive result under the business criteria selected. If a performance goal is met, the amount of compensation payable cannot be more than the amount dictated by achievement of the goal, but it may be reduced or eliminated in the discretion of the Compensation Committee.

Section 162(m) also requires that stockholders reapprove every five years the material terms of a plan under which qualified performance based compensation is provided if, as is the case with the Plan, the Compensation Committee has the authority to change performance targets from one performance period to the next. Included among these material terms are the business criteria upon which performance goals may be based. Because the material terms of the Plan were last approved by our stockholders in 2010, we are asking our stockholders to reapprove the material terms at our 2015 Annual Meeting, including the addition of three business criteria to the Plan.
Summary of Material Terms of the Plan
The material terms of the Plan as proposed to be amended are summarized below. The summary is qualified in its entirety by reference to the full text of the Plan as proposed to be amended, which has been filed as Appendix C to the definitive proxy statement for our 2015 Annual Meeting that we have filed with the Securities and Exchange Commission (“SEC”) and is available at the SEC’s website, www.sec.gov.
Business Criteria. As provided in the Plan, the grant, exercise or settlement of an award may be made subject to such performance goals as are specified by the Board or the Compensation Committee. To the extent that performance awards or annual incentive awards to covered executive officers are intended to qualify as performance-based compensation for purposes of Section 162(m), the applicable performance goals (which may be stated as alternative goals) are be established in writing by the Compensation Committee for a performance period, which is generally a fiscal year but may be longer, based on one or more of the business criteria listed in the Plan. The Plan as it currently exists includes the first fifteen of the following business criteria, and our stockholders are being asked to approve an amendment to the Plan that would add the last three business criteria in the following list: (1) total stockholder return; (2) total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings (loss) per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity; (15) revenue; (16) cash and cash equivalents; (17) discovery research or clinical development goals; and (18) financial or operational goals relating to new or existing collaborations or proprietary drug programs.
As described below under the heading “Compensation Discussion and Analysis,” the Compensation Committee considers many factors in establishing and approving compensation for our executive officers and takes into account the deductibility of compensation under Section 162(m). The Compensation Committee may choose one or any combination of the foregoing business criteria on which to base performance goals that apply to qualified performance based compensation it approves based on its determination of the performance goals that support the strategic goals and priorities of the company and that provide appropriate incentives to our executive officers which are aligned with achievement of these goals and priorities.
Maximum Incentive Awards. Under the Plan, the maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one covered executive officer is $1 million, and the maximum amount that may be earned as a performance award or other cash award in any other performance period (not to exceed ten years) by any one covered executive officer is $3 million. The maximum number of shares of stock subject to stock options that can be awarded under the Plan to any person, including a covered executive officer, is 2,000,000 shares per year, and the maximum number of shares of stock that can be awarded other than pursuant to a stock option under the Plan to any person, including a covered executive officer, is 400,000 shares per year.
It is our policy to qualify executive compensation for deductibility to the extent that such qualification is consistent with our overall objectives in attracting, motivating and retaining our executives. However, the Compensation Committee may determine from time to time that it is necessary or appropriate to approve discretionary incentive compensation based on other business criteria, or based solely on service, in order to meet our overall objectives in attracting, motivating and retaining our executives. This discretionary compensation would not qualify for the exclusion from the $1 million limitation of deductible compensation under Section 162(m).

Stock Subject to the Plan. The number of shares of our common stock that may be issued under the Plan is 10,728,370, plus the number of “additional authorized shares.” Additional authorized shares, for purposes of the Plan, means on any given day the difference between (i) 25% of our issued and outstanding shares of common stock, on a fully diluted, as converted basis, and (ii) the number of outstanding shares relating to awards under the Plan plus the number of shares available for future grants of awards under the Plan on that date. The closing sale price of a share of our common stock on the NASDAQ Global Market on August 28, 2015 was $5.94 per share.
If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Plan. In addition, if the exercise price of any option is satisfied by tendering shares to us, then only the number of shares issued net of the number of shares tendered shall be deemed delivered for purposes of determioning the number of shares remaining available for delivery under the Plan.
Administration. The Plan is administered by our Compensation Committee. Subject to the terms of the Plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the Plan. To the extent determined by the Board of Directors, the Compensation Committee is required to be composed of no fewer than three directors who are intended to be "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act and "outside directors" for purposes of Section 162(m).
Eligibility. Awards may be made under the Plan to the employees or officers of, or the consultants or advisers to, us or any of our affiliates, to our non-employee directors, and to any other individual whose participation in the Plan our Compensation Committee determines to be in our best interests. As of August 28, 2015, there were approximately 161 employees of us and our subsidiaries, five of our non-employee directors, and an indeterminate number of consultants and advisers who would be eligible to receive awards under the Plan. Although not necessarily indicative of future awards under the Plan, as of the same date, approximately 160 of the 161 eligible employees (including all of the executive officers), all of the non-employee directors and 2 consultants and advisers have been granted awards under the Plan.
Amendment or Termination of the Plan. The Board of Directors may terminate or amend the Plan at any time and for any reason, but any such amendment or termination may not impair the rights of a grantee with respect to outstanding awards without the grantee’s consent. Unless terminated earlier, the Plan will terminate in September 2020. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws.
Options. We may grant options under the Plan that are either intended to qualify as incentive stock options under the Internal Revenue Code or not to qualify as incentive stock options, referred to as non-qualified stock options.
The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. In the case of specified 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant. An exception to these requirements is made for options that we grant in substitution for options held by employees of companies that we acquire. In this case, the exercise price is adjusted to preserve the economic value of the employee's stock option from his or her former employer.
The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines when each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised.
Options may be exercisable in installments. Options granted to employees under the Plan generally vest 25% per year over a four-year period based on continued service with us, unless the option agreement provides otherwise. Options granted to directors generally vest on the first anniversary of the grant date. The exercisability of options may be accelerated by the Compensation Committee.

In general, an optionee may pay the exercise price of an option by cash, check, by tendering shares of our common stock, which if acquired from us have been held by the optionee for at least six months, or by means of a broker-assisted cashless exercise.
Stock options granted under our Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.
Other Awards. The Compensation Committee may also award under the Plan:

•	restricted stock, consisting of shares of common stock subject to restrictions and a risk of forfeiture;

•	deferred stock, credited as deferred stock units, but ultimately payable in the form of unrestricted shares of common stock in accordance with the participant's deferral election;

•	restricted stock units that are subject to restrictions and a risk of forfeiture and represent a right to receive shares of common stock in the future;

•	unrestricted shares of common stock, issued at no cost or for a purchase price determined by the Compensation Committee, which are free from any restrictions under the Plan;

•	dividend equivalent rights entitling the grantee to receive credits for dividends that would be paid if the grantee had held a specified number of shares of common stock;

•
stock appreciation rights that represent the right to receive, in cash, shares or a combination of the two, an amount based on the increase in the fair market value of the number of shares underlying the award during a stated period specified by the Compensation Committee;

•	performance stock, representing the right to receive a number of shares of common stock upon the attainment of specified performance goals; and

•	multi-year performance awards and annual incentive awards, payable in stock or cash as determined by the Compensation Committee, upon the attainment of specified performance goals.
Effect of Certain Corporate Transactions. Change of control transactions involving us, such as a sale of all or substantially all of our assets, a merger or consolidation in which we are not the surviving entity or the acquisition of 50% or more of the voting power of our stock, may cause awards granted under the Plan to vest, unless the awards are continued or substituted for by the surviving company in connection with the change of control transaction. The award agreement for a particular award may provide for varying vesting provisions, however, if approved by the Compensation Committee.
Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits and other equity restructurings.
Federal Income Tax Consequences
Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the optionee or for us. An optionee will not recognize taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Any gain realized upon a disposition of shares of stock received upon the exercise of an incentive stock option will be taxed as long-term capital gain if (1) the optionee holds the shares for at least two years after the date of grant and (2) for one year after the date of exercise. Upon exercise of an incentive stock option, we will not be entitled to any business expense deduction, except as discussed below.
For the exercise of an option to qualify for the foregoing tax treatment, the optionee generally must be an employee of ours or a subsidiary of ours from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled or dies, the three-month period for exercise following termination of employment is extended to one year.
If all of the foregoing requirements are met except the holding period requirement mentioned above, the optionee will recognize ordinary income upon the disposition of the stock in an amount generally equal to the excess of the fair market value of the stock at the time the option was exercised over the option exercise price, but not in excess of the gain realized on the sale. The balance of the realized gain, if any, will be capital gain. Subject to the requirements of Section 162(m) with respect to covered executive officers, we will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.
If an optionee exercises an incentive stock option by tendering shares of common stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment would not apply if the optionee had acquired the shares being tendered upon the exercise of an incentive stock option and had not satisfied the holding period requirement summarized above. If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise, other than possible alternative minimum taxable income as discussed above, and the tax basis of the shares tendered would be treated as the substituted basis for the shares received. If the optionee used shares received upon the exercise of an incentive stock option as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the tendered shares.
Non-Qualified Options. The grant of a non-qualified stock option will not be a taxable event for the optionee or us. Upon exercising a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired upon the exercise of a non-qualified stock option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares. The tax basis of the shares generally would equal the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised.
If the optionee surrenders shares of common stock in payment of part or all of the exercise price for non-qualified options, no gain or loss will be recognized with respect to the shares surrendered [regardless of whether the shares were acquired upon the exercise of an incentive stock option], and the optionee will be treated as receiving an equivalent number of shares upon the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares received following the exercise of the option will be taxed as ordinary income. The optionee's basis in the additional shares will be equal to the amount included in the optionee's income.
Subject to the requirements of Section 162(m) with respect to covered executive officers, we will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income.
Other Awards. The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns. Stock appreciation rights awards are taxed and deductible in substantially the same manner as nonqualified stock options. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Internal Revenue Code to accelerate income recognition and the taxability of the award to the date of grant. Other types of awards (such as restricted stock units, deferred stock, performance stock, performance awards and annual incentive awards) generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Section 162(m) with respect to covered executive officers.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state and local, foreign or estate and gift tax consequences that may arise in connection with participation in the Plan.
Future Awards Under the Plan
Because all awards under the Plan are discretionary with the Compensation Committee, neither the number nor types of future Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.
Equity Compensation Plan Information
The following table provides information as of June 30, 2015 about the shares of common stock that may be issued upon the exercise of options or the vesting of restricted stock units under our existing equity compensation plans, which include the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan, or the Stock Option and Incentive Plan, and the ESPP. Array has no equity compensation plans that have not been approved by our stockholders.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Stock Option and Incentive Plan (1) (2)	11,429,110	$5.30	20,864,588

ESPP	—	—	851,283

Total	11,429,110		21,715,871

(1)	Consists of 10,750,863 stock options with a weighted average exercise price of $5.30 and 678,247 restricted stock units.

(2)
The shares available for issuance under the Stock Option and Incentive Plan are increased automatically by an amount equal to the difference between (a) 25% of our issued and outstanding shares of capital stock (on a fully diluted, as converted basis) and (b) the sum of the shares relating to outstanding option grants plus the shares available for future grants under such Stock Option and Incentive Plan. However, in no event shall the number of additional authorized shares determined pursuant to this formula exceed, when added to the number of shares of common stock outstanding and reserved for issuance under the Stock Option and Incentive Plan other than pursuant to this formula, under the ESPP and upon conversion or exercise of outstanding warrants, convertible securities or convertible debt, the total number of shares of common stock authorized for issuance under Array's Amended and Restated Certificate of Incorporation.

Required Vote
The approval by the affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is required to approve the foregoing material terms of the Stock Option and Incentive Plan. Abstentions will have the same effect as a negative vote. Broker “non-votes” will not be counted for purposes of approving Proposal 3.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE MATERIAL TERMS OF THE STOCK OPTION AND INCENTIVE PLAN.

PROPOSAL 4 - ADVISORY VOTE ON EXECUTIVE COMPENSATION
The advisory vote on executive compensation gives stockholders the opportunity to indicate whether they approve the compensation of our named executive officers as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. At the Annual Meeting of Stockholders held in October 2011, our stockholders indicated their preference that the advisory vote on executive compensation be held on an annual basis and we intend to seek an advisory vote on executive compensation annually.
The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are designed to attract, retain and motivate talented executives capable of providing the leadership, vision and execution necessary to achieve our business objectives and create long-term stockholder value. We seek to create a pay-for-performance environment that aligns the interests of our executive officers with the creation of stockholder value. The Compensation Committee also seeks to provide industry-competitive compensation to attract and retain employees with the skills and expertise needed to manage an increasingly complex business and to reward actions and outcomes that are consistent with decision-making that is in the short- and long-term best interests of the company and do not encourage excessive risk taking.
The primary components of our executive compensation program include the following:
Salary: Base salary is the primary fixed component of our executive compensation program. Because base salary is a key reference point for individuals considering a change in employment, we must offer industry competitive salaries to attract and retain talented management. Salaries are generally set within a range of salaries paid to industry peers and reflect variations for individuals based on professional and industry experience, levels of responsibility and competition for talent in certain areas.
Performance Bonus Program: Our performance-based bonus program allows our executives and other employees to earn an annual bonus based on achievement of company performance goals and objectives established at the outset of each fiscal year. The performance goals consist of financial goals, discovery research goals and development goals relating to our proprietary programs. The same goals apply company-wide to all employees. The program is designed to strengthen the connection between individual performance and company success and to reinforce a pay-for-performance philosophy. Our performance bonus program is also intended to ensure that total compensation of our employees, including our executives, is competitive within our industry.
Equity Compensation: We provide equity compensation to our executives and other employees in the form of stock options and restricted stock units that vest generally over a four-year period or upon achievement of performance conditions. Our equity compensation is designed to encourage retention because the recipient must remain employed to receive the award and to align the interests of our executives and other employees with those of our stockholders by creating an incentive to maximize stockholder value.
Payments Upon Termination or Change in Control: We have entered into employment agreements with all of our named executive officers other than Mr. Horin. These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as in connection with a change-in-control of Array, and for the acceleration of vesting of all or a portion of outstanding equity awards upon a change in control. The severance and change in control benefits are common among our peer group, and the Compensation Committee believes that providing mutually-agreed to severance arrangements provides us with more flexibility to make a change in management if it is in the best interest of our stockholders. In addition, payments upon a change in control promote the ability of our executives to act in the best interests of our stockholders even though they may be terminated as a result of a transaction.
We urge you to read the more detailed discussion of executive compensation below contained in the section entitled "Compensation Discussion and Analysis" and in the tables and narrative discussion that follow.
Because the vote is advisory, it is not binding on the Board of Directors or Array. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
The Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a negative vote. Broker “non-votes” will not be counted for purposes of Proposal 3.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EXECUTIVE COMPENSATION UNDER PROPOSAL 4.

PROPOSAL 5 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
KPMG LLP has served as our independent registered public accountants since October 14, 2004. Representatives from KPMG LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions at the Annual Meeting.
We are asking the stockholders to ratify the Audit Committee's selection of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2016. If the stockholders do not ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of Array and our stockholders.
Required Vote
The approval by the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of KPMG LLP. Abstentions will have the same effect as a negative vote. Broker “non-votes” will not be counted for purposes of approving Proposal 4.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2016.

AUDIT COMMITTEE REPORT
The information in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filings.
The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2015, with our management and with our independent registered public accountants, KPMG LLP. In addition, the Audit Committee discussed with KPMG LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1 AU Section 380) relating to the conduct of the audit. The Audit Committee also discussed with KPMG LLP the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board and considered the compatibility of the non-audit services provided by the independent registered public accountants with their independence.
Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2015 be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2015, for filing with the SEC.

Audit Committee of the Board of Directors
Gil J. Van Lunsen (Chair)
Charles M. Baum, M.D., Ph.D.
Kyle A. Lefkoff
Fees Billed by the Principal Accountant
We were billed the following fees by our independent registered public accountants for the fiscal years ended June 30, 2015 and 2014:

	Year Ended June 30,
	2015	2014
Audit Fees (1)	$762,825	$609,711
Audit-Related Fees (2)	—	—
Tax Fees (3)	348,333	185,000
All Other Fees (4)	—	—

(1)	Audit fees consist of fees for services necessary to perform the audit of our financial statements for fiscal 2015 and 2014 and review of documents filed with the SEC.

(2)	Audit-related fees consist of fees for assurance and related services reasonably related to the performance of the audit or review.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services.

(4)
All other fees include the aggregate of the fees billed in each of the last two fiscal years for products and services provided by the principal accountant other than the products and services disclosed as Audit Fees, Audit-Related Fees and Tax Fees.

Pre-Approval of Services
The Audit Committee pre-approves all audit and non-audit services rendered by our independent auditor. The Audit Committee has not adopted a formal written policy or procedures for the pre-approval of audit and non-audit services rendered by our independent auditor. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee approved all audit, audit-related and tax fees for fiscal year 2015.

PRINCIPAL STOCKHOLDERS
The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 28, 2015 by:

•
Each person serving during fiscal 2015 as our Principal Executive Officer and as our Principal Financial Officer and our three other most highly compensated executive officers in fiscal 2015, whom we collectively refer to as our named executive officers;

•	Each of our directors;

•	All of our directors and executive officers as a group; and

•	Each person (or group of affiliated persons) known by us to beneficially own more than 5% of our outstanding common stock.

Name	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)(a)
Named Executive Officers:
Ron Squarer (b)	1,063,791	*
R. Michael Carruthers (c)	392,669	*
David J. Horin	—	*
Victor Sandor, M.D. (d)	247,771	*
Andrew R. Robbins (e)	248,750	*
John R. Moore (f)	312,259	*
Directors:
Kyle A. Lefkoff (g)	163,585	*
Charles M. Baum, M.D., Ph.D.	—	*
Gwen A. Fyfe, M.D. (h)	65,000	*
John A. Orwin (i)	45,000	*
Gil J. Van Lunsen (j)	175,260	*
All directors and officers as a group (12 persons) (k)	3,230,648	0.17%
Five percent shareholders:
FMR (l)	16,688,814	11.74%
Deerfield Management (m)	9,529,631	6.69%
Redmile Group (n)	12,142,022	8.54%
Biotechnology Value Fund (o)	11,772,335	8.28%
BlackRock Inc. (p)	11,409,558	8.03%
T. Rowe Price (q)	8,693,100	6.12%
Orbimed (r)	7,247,700	5.10%
* Less than 1%.

(a)
Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. For purposes of calculating the number and percentage of shares beneficially owned, the number of shares of common stock deemed outstanding consists of 142,322,137 shares outstanding on August 28, 2015 plus the number of shares of common stock underlying stock options held by the named person that are exercisable as of October 27, 2015. Except as otherwise specified below, the address of each of the beneficial owners identified is c/o Array BioPharma Inc., 3200 Walnut Street, Boulder, Colorado 80301.

(b)	Includes options to purchase 1,031,250 shares of common stock that are exercisable as of October 27, 2015.

(c)	Includes options to purchase 270,000 shares of common stock that are exercisable as of October 27, 2015.

(d)	Includes 95,891 RSUs which will vest prior to October 27, 2015 and options to purchase 140,363 shares of common stock that are exercisable as of October 27, 2015.

(e)	Includes options to purchase 248,750 shares of common stock that are exercisable as of October 27, 2015.

(f)	Includes options to purchase 296,875 shares of common stock that are exercisable as of October 27, 2015.

(g)
Includes options to purchase 115,000 shares of common stock that are exercisable as of October 27, 2015, 30,000 shares of common stock in trust for the benefit of Mr. Lefkoff's minor children and 15,000 shares of common stock held by BV Partners III Profit Sharing account for the benefit of Mr. Lefkoff. The address of Mr. Lefkoff is c/o Boulder Ventures, 1941 Pearl Street, Suite 300, Boulder, Colorado 80302.

(h)	Includes options to purchase 65,000 shares of common stock that are exercisable as of October 27, 2015.

(i)	Includes options to purchase 45,000 shares of common stock that are exercisable as of October 27, 2015.

(j)	Includes options to purchase 170,000 shares of common stock that are exercisable as of October 27, 2015.

(k)	Includes 95,891 RSUs which will vest prior to October 27, 2015 and options to purchase 2,432,237 shares of common stock that are exercisable as of October 27, 2015.

(l)
Based on information set forth in Schedule 13G/A filed under the Exchange Act on August 24, 2015 reporting 16,688,814 shares of common stock beneficially owned by FMR LLC. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(m)
Based on information provided by Deerfield Management Company, L.P. as of August 28, 2015, consists of (i) 3,276,355 shares of common stock beneficially owned by Deerfield Partners, L.P.; (ii) 4,169,906 shares of common stock beneficially owned by Deerfield International Master Fund, L.P.; and (iii) 2,083,100 shares of common stock beneficially owned by Deerfield Special Situations Fund, L.P.  Deerfield Management Company, L.P. is the investment manager of each of Deerfield Partners, L.P., Deerfield International Master Fund, L.P., and Deerfield Special Situations Fund, L.P. (collectively, the "Deerfield Funds"). Deerfield Mgmt, L.P. is the general partner of each of the Deerfield Funds. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt, L.P. and Deerfield Management Company, L.P., collectively referred to as Deerfield Management.  Each of the Deerfield Management entities and Mr. James E. Flynn may be deemed to beneficially own the shares held by the Deerfield Funds. The address of the Deerfield Funds, the Deerfield Management entities and Mr. James E. Flynn is c/o Deerfield Management Company, L.P., 780 Third Avenue, 37th Floor, New York, NY 10017.

(n)
Based on information set forth in Schedule 13G filed under the Exchange Act on February 18, 2015, reporting 12,142,022 shares of common stock beneficially owned by Redmile Group, LLC. The address of Redmile Group, LLC is One Letterman Drive, Builder D, Suite D3-300, San Francisco, CA 94111.

(o)
Based on information set forth in Schedule 13G/A filed under the Exchange Act on February 17, 2015, reporting the following beneficial ownership: (i) 1,464,131 shares of common stock beneficially owned by Biotechnology Value Fund, L.P. (“BVF”); (ii) 756,748 shares of common stock beneficially owned by Biotechnology Value Fund II, L.P. (“BVF2”); (iii) 8,609,536 shares of common stock beneficially owned by BVF Investments, L.L.C. (“BVLLC”); (iv) 406,357 shares of common stock beneficially owned by Investment 10, L.L.C. (“ILL10”); and (v) 535,563 shares of common stock beneficially owned by MSI BVF SPV, LLC (“MSI”). BVF Partners L.P. (“Partners”), as the general partner of BVF and BVF2, the manager of BVLLC and the investment adviser of ILL10 and MSI, may be deemed to beneficially own the 11,772,335 shares of common stock beneficially owned in the aggregate by BVF, BVF2, BVLLC, ILL10 and MSI.

BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 11,772,335 shares of common stock beneficially owned by Partners. Mr. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 11,772,335 shares of common stock beneficially owned by BVF Inc. The foregoing should not be construed in and of itself as an admission by any of the foregoing reporting persons as to beneficial ownership of any shares of common stock owned by another reporting person. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of common stock beneficially owned by BVF, BVF2, BVLLC, ILL10 and MSI. The address of BVF Partners L.P. is 900 North Michigan Avenue, Suite 1100, Chicago, IL 60611.

(p)
Based on information set forth in Schedule 13G filed under the Exchange Act on January 22, 2015 reporting 11,409,558 shares of common stock beneficially owned by BlackRock Inc. The address of BlackRock Inc. is 40 East 52nd Street, New York, NY 10022.

(q)
Based on information set forth in Schedule 13G filed February 10, 2015 reporting 8,693,100 shares of common stock beneficially owned by T. Rowe Price Associates, Inc. which includes 6,730,100 shares of common stock beneficially owned by T. Rowe Price Health Sciences Fund, Inc. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

(r)
Based on information set forth in Schedule 13G filed February 17, 2015 reporting 2,633,400 shares of common stock beneficially owned by OrbiMed Advisors LLC and 4,614,300 shares of common stock beneficially owned by OrbiMed Capital LLC. All such shares may be deemed beneficially owned by Samuel D. Isaly, through his control of OrbiMed Advisors LLC and OrbiMed Capital LLC. The address of OrbiMed Advisors LLC is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

EXECUTIVE OFFICERS
The table below shows the names, ages and positions of our executive officers as of August 31, 2015.

Name	Age	Position
Ron Squarer	48	Chief Executive Officer
David J. Horin	47	Interim Chief Financial Officer
Victor Sandor	49	Chief Medical Officer
Andrew R. Robbins	39	Chief Operating Officer
John R. Moore	51	Vice President, General Counsel and Secretary
Nicholas A. Saccomano	56	Chief Scientific Officer
Please see “PROPOSAL 1 ELECTION OF DIRECTORS” above for the biography of Mr. Squarer.
David Horin
Mr. Horin, 47, has served as our interim Chief Financial Officer since February 2015, following the resignation by R. Michael Carruthers, our former Chief Financial Officer. Effective September 8, 2015, Mr. Horin resigned as our Chief Financial Officer following the appointment of Patricia Henahan as our Chief Financial Officer. Mr. Horin served as our interim Chief Financial Officer pursuant to a consulting agreement we entered into with Chord Advisors, of which he is a Managing Partner. Mr. Horin has served as a Managing Partner of Chord since June 2012. Chord provides accounting advisory services, SEC reporting advisory services, and IPO-readiness services. From March 2008 to June 2012, Mr. Horin was the Chief Financial Officer of Rodman & Renshaw Capital Group, Inc., a full-service investment bank dedicated to providing corporate finance, strategic advisory, sales and trading and related services to public and private companies across multiple sectors and regions. From March 2003 through March 2008, Mr. Horin was the Chief Accounting Officer at Jefferies Group, Inc., a full-service global investment bank and institutional securities firm focused on growth and middle-market companies and their investors. Prior to his employment at Jefferies Group, Inc., from 2000 to 2003, Mr. Horin was a Senior Manager in KPMG's Department of Professional Practice in New York ("National Office"), where he advised firm members and clients on technical accounting and risk management matters for a variety of public, international and early growth stage entities. Mr. Horin is a Certified Public Accountant.
John R. Moore
Mr. Moore, 51, has served as our Vice President and General Counsel since May 2002 and as our corporate secretary since October 2002. Prior to joining Array, Mr. Moore was an associate for three years with the law firm of Wilson Sonsini Goodrich & Rosati where he negotiated transactions involving technology, intellectual property and products. From September 1992 to July 1996, and August 1996 to June 1999, Mr. Moore was an associate with the law firms of Kenyon & Kenyon and Arnold White & Durkee, respectively, where he focused on intellectual property matters. He currently serves on the Board of Directors ofNivalis Therapeutics, Inc., a public company.
Andrew R. Robbins
Mr. Robbins, 39, has served as our Chief Operating Officer since March 2015. From July 2012, he was our Senior Vice President, Commercial Operations. Mr. Robbins has extensive commercial, development and strategic leadership expertise from a 15-year career in the pharmaceutical industry, with a specific focus on oncology/hematology products. From January 2007 to July 2012, he held management positions at Hospira, Inc., a global pharmaceutical and medical device company, including General Manager/Vice President of the U.S. Alternate Site business unit and Vice President of Corporate Development. Prior to joining Array, Mr. Robbins also served on the board of directors of Fate Therapeutics, Cytograft and StemCor Systems, all venture-backed health care companies. Prior to January 2007 he held commercial leadership positions within Pfizer's oncology unit.

Nicholas A. Saccomano, Ph.D.
Dr. Saccomano, 56, has 30 years of experience in pharmaceutical and biotechnology research and development, with expertise in discovery research, clinical development, portfolio strategy, technology and clinical candidate licensing, and scientific partnering. Dr. Saccomano most recently served as Chief Technology Officer at SomaLogic, Inc., headquartered in Boulder, Colorado, from January 2010 to May 2014 and as a consultant for SomaLogic from June 2009 to December 2009. Prior to joining Somalogic, Dr. Saccomano served as Chief Scientific Officer at Bend Research Inc., headquartered in Bend, Oregon, from May 2008 to December 2008, and as a consultant for Bend Research from January 2009 to December 2009 and continued on their board of directors until October 2013. Dr. Saccomano also held positions of increasing responsibility at Pfizer, Inc. from December 1984 to May 2008, including Senior Vice President in the R&D organization and Vice President of Discovery Technology. As head of discovery technology, he managed and developed a diverse set of enabling technologies used broadly across the drug discovery pipeline. During his tenure at Pfizer, he also directed medicinal sciences, drug discovery and strategic alliances.
Victor Sandor, M.D.
Dr. Sandor, 49, has served as our Chief Medical Officer since September 2014. Prior to joining Array, Dr. Sandor was Senior Vice President for Global Clinical Development at Incyte Corporation, a position he held beginning May 2014 after first joining Incyte in February 2010 as its Vice President Global Oncology Drug Development. Prior to joining Incyte, Dr. Sandor was Vice President and Chief Medical Officer for oncology at Biogen Idec from November 2009 to February 2010. He previously held positions of increasing responsibility in oncology product development at AstraZeneca from September 2002 to November 2009, where he played an important role in the registration of Arimidex for adjuvant use, the development of Faslodex, and the development of several early stage programs through proof of concept.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of Array BioPharma Inc. oversees Array's compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.
In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and our Proxy Statement to be filed in connection with our 2015 Annual Meeting of Stockholders, each of which are filed with the SEC.
Compensation Committee
Kyle A. Lefkoff (Chair)
Gwen A. Fyfe, M.D.
John A. Orwin

COMPENSATION DISCUSSION AND ANALYSIS
This section provides information regarding the compensation program in place for our named executive officers, who we refer to as our NEOs, and includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provide. Our NEOs consist of each person serving during fiscal 2015 as our Principal Executive Officer and as our Principal Financial Officer and our three other most highly compensated executive officers for fiscal 2015.
General
The Compensation Committee of our Board of Directors, or the Compensation Committee, has responsibility for determining the compensation of our NEOs for approval by our independent directors. The Compensation Committee also administers our Stock Option and Incentive Plan and our ESPP, and considers and approves new hire and periodic retention grants under the Stock Option and Incentive Plan to NEOs and other members of management and determines the terms of performance-based compensation under our annual Performance Bonus Program applicable to our NEOs and other salaried employees. The Compensation Committee acts pursuant to a charter that has been approved by our Board, a copy of which is available on the Investor Relations section of our website at www.arraybiopharma.com.
Objectives and Philosophy of Our Compensation Program
The compensation program for our NEOs is designed to attract, retain, motivate and reward talented executives who can contribute to our long-term success and thereby build value for our stockholders. Our compensation program is based on the following key principles:

•	A significant component of pay that is linked with performance and the achievement of our strategic goals.

•	Overall compensation that is competitive in the industry in which we compete for executive talent.

•	Alignment of NEO interests with those of our stockholders through equity compensation.

•	Recognition of individual contributions, teamwork and performance.
Other factors specific to our company weigh heavily into our NEO compensation decisions, including the factors described below.
Evolution of Business
Our NEOs are executing our long-term business strategy to build a commercial stage biopharmaceutical company, as well as nearer term strategies that support our long-term objectives. We believe their compensation should create appropriate incentives that are consistent with these strategies. Accordingly, the Compensation Committee evaluates and adjusts the performance metrics annually for performance-based compensation for our NEOs to align them with our strategic goals. The Compensation Committee also considers whether performance goals or other elements of our compensation encourage risk taking that may be considered excessive or not in the best interest of the company. In addition, our senior team, which has not increased appreciably in size, is managing a changing and increasingly complex business. We strive to recognize these efforts by compensating NEOs for the increased demands and risks associated with our business model, such as through annual merit pay increases and stock option or other equity awards.
Intense Competition for Management Talent
Like any company, we strive to recruit top talent at all levels of our organization. It is Array's strategy to build a commercial stage biopharmaceutical company. The competition for executive talent in certain areas of our business, most notably clinical development and regulatory talent, is especially intense. As we build our clinical and commercialization capabilities, we may on occasion find it necessary to exceed the total compensation offered by more established competitors, including our peer group, to attract the talent we need in this area.

Stockholder Advisory Vote
Although the stockholder vote on executive compensation described under Proposal 4 above is advisory and not binding on the Board of Directors or Array, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Compensation Methodology
The Compensation Committee annually reviews target salary, performance bonus and equity compensation for our NEOs and other executive officers, and periodically reviews other elements of compensation. Compensation decisions are based primarily on the following:
Peer and industry data. The Compensation Committee uses peer and industry data as a reference in setting base salaries, determining the appropriate level and mix of equity compensation and the type and portion of compensation tied to performance goals.
Annual performance reviews. Through our Chairman, the independent members of our Board of Directors conduct annual performance reviews of our CEO. Our CEO conducts and presents the performance reviews of the other NEOs and executive officers to the Compensation Committee after the end of each fiscal year. Based on these reviews, the Compensation Committee considers individual factors, such as:

•	Long-term performance

•	Tenure with the company

•	Retention concerns

•	Prior and potential for future contributions to company growth

•	Industry experience
CEO recommendations. The Compensation Committee seeks the input of our CEO in setting the salary and target bonus levels for other NEOs and executive officers. The Compensation Committee also considers recommendations from our CEO regarding annual performance metrics and target amounts under the Performance Bonus Program.
Each fiscal year, the Compensation Committee reviews and determines the base salaries of our CEO and the other NEOs and approves the target bonus amounts under an annual Performance Bonus Program for the upcoming fiscal year based on a percentage of base salary for the NEOs and the rest of the management team as well as annual grants of equity under our Stock Option and Incentive Plan. The Compensation Committee determines the annual performance goals under the Performance Bonus Program for the upcoming year through an iterative process with management, and seeks input from the other independent directors on the Board as it considers appropriate, adjusting as appropriate the recommendations of management regarding the performance metrics and the target amounts in light of the company's near- and long-term strategic goals and operating plan for the upcoming year. Following completion of the audit of our annual financial statements, the Compensation Committee approves the specific bonus amounts payable to the NEOs and other executive officers under the Performance Bonus Program based on actual company performance.
The Compensation Committee's approach in establishing the compensation of our CEO is consistent with the approach in establishing the compensation of the other NEOs, but the Compensation Committee bases a larger percentage of his target compensation on Array's performance. Accordingly, under Mr. Squarer's employment agreement, Mr. Squarer is eligible to receive an annual performance-based bonus, anticipated to range between 25% and 75%, with a target of 50%, of Mr. Squarer's base salary, provided that minimum performance criteria are achieved under the Performance Bonus Program. This compares with targets of 35% or 40% of base salary for the other NEOs and executive officers in fiscal 2015.

The Compensation Committee has the authority to engage outside compensation consultants to advise it in determining executive compensation and during fiscal 2015 engaged Radford Consulting Services, an independent consultant, to perform a comprehensive analysis of total compensation for our executives and of each element of our executive compensation programs for fiscal 2015, including peer group development, analysis of each element of our executive compensation programs relative to our peer group, and executive compensation assessment and recommendations. On a periodic basis, we may also purchase proprietary executive and employee compensation survey data from Radford. The surveys we have purchased are not customized.
The Compensation Committee has also engaged Radford to advise it on executive compensation programs for fiscal 2016. The Compensation Committee approved the engagement of Radford after determining Radford to be independent under applicable NASDAQ rules, which included consideration of the following factors: (i) the provision of other services by Radford to the company, (ii) the amount of fees paid by the company to Radford as a percentage of Radford's total revenue, (iii) Radford's policies and procedures that are designed to prevent conflicts of interest, (iv) any business or personal relationships with a member of the compensation committee, (v) any stock of the company owned by the compensation consultant, and (vi) any business or personal relationship of the compensation consultant or Radford with an executive officer of the company.
Peer and Industry Data
As a point of reference to ensure our cash, equity, incentive and total compensation is competitive, the Compensation Committee considers peer company and industry survey data. In setting NEO compensation for fiscal 2015, the Compensation Committee analyzed publicly-available data for the following 15 peer pharmaceutical and biotechnology companies:

Arena Pharmaceuticals, Inc.	Celldex Therapeutics, Inc.
Clovis Oncology, Inc.	Dyax Corp.
Exelixis, Inc.	Immunogen, Inc.
Immunomedics, Inc.	Infinity Pharmaceuticals, Inc.
Lexicon Pharmaceuticals, Inc.	Neurocrine Biosciences
Rigel Pharmaceuticals, Inc.	Sangamo BioSciences, Inc.
Sunesis Pharmaceuticals	Threshold Pharmaceuticals
XOMA Corporation
These peer companies were selected from among publicly-held U.S. pharmaceutical and biotechnology companies in mid- to late-stages of product development based on the following criteria: companies in mid to late-stage product development that had between 50 and 300 employees with a market capitalization of between $200 million and $2 billion. These companies are the same companies we used in comparing our overall performance.

In setting compensation for fiscal 2016, the Compensation Committee selected the following peer companies with comparable operations from among publicly-held U.S. pharmaceutical and biotechnology companies that had between 50 and 300 employees with a market capitalization between $300 million and $3 billion:

Acceleron Pharma	Arena Pharmaceuticals, Inc.
Celldex Therapeutics, Inc.	Clovis Oncology, Inc.
Dyax Corp.	Exelixis, Inc.
Immunogen, Inc.	Immunomedics, Inc.
Infinity Pharmaceuticals, Inc.	Karyopharm Therapeutics Inc.
Lexicon Pharmaceuticals, Inc.	Macrogenics, Inc.
Merrimack Pharmaceuticals, Inc.	Neurocrine Biosciences, Inc.
Rigel Pharmaceuticals, Inc.	Sangamo BioSciences, Inc.
Threshold Pharmaceuticals, Inc.
The Compensation Committee may also take into account broader based life sciences industry survey data for executive compensation among companies of our size published by Radford Surveys and Consulting as we believe that this information provides us with a statistically significant sample that supplements our peer group data. We generally target total compensation for our NEOs at the 50th percentile of the survey group; however the Compensation Committee may vary from this target based on factors such as responsibilities of an NEO that may differ from the comparable executive level in the survey group, experience level, historical pay, individual performance and marketplace demands for the position.
As our business model evolves, the Compensation Committee reevaluates the peer companies used in benchmarking executive compensation to ensure the peer companies are comparable in size, market capitalization and the scope and nature of their operations to Array.
Elements of Our Compensation Program
The primary components of executive compensation are industry competitive salaries, bonuses of cash and/or equity based on annual operational and financial objectives or other performance-based goals and on individual merit, and equity compensation grants of stock options and restricted stock units upon hiring and periodically through retention grants.
Salary
We believe base salary is the key compensation-related reference point for individuals considering an employment change and that we must offer industry competitive base salaries. Our peer group analysis and industry survey data therefore serve as a starting point in setting salaries for our NEOs. We generally target a base salary for NEOs at the 50th percentile of the survey group, although for fiscal 2015 and historically, base salary for some of our NEOs has been below this level, and with limited exceptions has been higher than the 50th percentile where an NEO takes on additional responsibilities or has unique and valuable experience. Although peer data is an important reference point, the Compensation Committee recognizes that titles and levels of responsibility vary greatly from company to company and considers other factors, such as industry experience and competition for talent in certain areas.
Performance Bonus Program
As more fully described below, we have established an annual Performance Bonus Program under which bonuses are paid to our NEOs and other employees based on achievement of company performance goals and objectives established by the Compensation Committee, which are described below. The bonus program is intended to strengthen the connection between individual compensation and company success, reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing executives, and help ensure that our compensation is competitive. Under the terms of the Performance Bonus Program, the Compensation Committee may determine to pay bonuses in shares of common stock, stock options, cash or any combination and considers factors such as the appropriate percentage of equity and non-equity compensation and the company's cash resources in a particular fiscal year. For fiscal 2009 through fiscal 2012, the Compensation Committee approved payment of the bonuses in shares of common stock and for fiscal 2013 and through 2015, the Compensation Committee approved payment of the bonuses in cash.
Each NEO is eligible to receive a bonus under the program calculated by multiplying his base salary by a percentage value assigned to him or to his position by the Compensation Committee. During fiscal 2015, the target bonus amounts were 35% or 40% of base salary for our executive officers other than Mr. Squarer, and Mr. Squarer's target bonus amount was 55% of his base salary. Following the end of each fiscal year, the Compensation Committee determines in its discretion the extent to which the company-wide. Based on this assessment, the Compensation Committee awards bonuses equal to the overall percentage achievement of the performance goals, as determined by the Compensation Committee, multiplied by an employee's target bonus amount. The Compensation Committee may award a bonus in an amount less than or greater than the amount earned by a participant under the bonus program. To date, the Compensation Committee has not exercised its discretion to modify the bonus amounts payable in accordance with the terms of the Performance Bonus Program. No bonuses are guaranteed under the program and the Compensation Committee can amend the program at any time until bonuses are paid.
Performance Metrics
The performance bonuses for fiscal 2015 were based on our performance relative to the following performance criteria:

•	Financial goals consisting of revenue, earnings per share, business development activity and year-end cash targets;

•	Discovery research goals for our proprietary drug programs; and

•	Development goals relating to our proprietary drug programs.
In determining the bonus awards for fiscal 2015, the foregoing goals were weighted as follows: financial goals 20%; discovery research goals 20%; and development goals 60%. Individual goals within these categories were also weighted.
Annual Performance Goals. The Compensation Committee establishes goals for each performance metric annually based on the company's operating plan and its drug discovery and development plans and through an iterative process with management. For fiscal 2015, the financial goals were revenue of $38 million, loss per share of ($0.73), business development activity of $10 million and fiscal year end cash and cash equivalents of $15 million. The discovery research goals for fiscal 2015 were to deliver at least one Product Candidate to a partner and retain or replace existing discovery collaboration funding. The fiscal 2015 development goals were to complete enrollment on two Phase 2 trials, achieve interim enrollment targets on one Phase 2 and one Phase 3 trial, and achieve specific outcomes on 3 ongoing clinical studies. Identical performance goals form the basis for the bonus structure for almost all of our employees, and we believe there is an intangible benefit to focusing all levels of personnel on consistent goals. We also believe there is a strong correlation between achievement of these goals and the success of our business as measured by our stock performance and the perception of analysts and investors.
The Compensation Committee strives to set many of the performance goals at ambitious levels to provide a meaningful incentive. We have historically met a mixture of the goals and overall have met or slightly exceeded the target level of achievements to reach 100%. For fiscal 2015, 2014 and 2013, we achieved 111%, 113% and 121% of the target level goals, respectively, established by the Compensation Committee. Generally, the Compensation Committee sets the goals such that the relative level of difficulty of achieving the target level is consistent from year to year. The Compensation Committee considers the minimum goals to be likely to be achieved, the target goals to be difficult to achieve and the stretch goals to be improbable to achieve. A percentage of each NEO's target bonus amount may be awarded following the end of the fiscal year based on whether the minimum, target or stretch goals are met and the weighting of those goals. The Compensation Committee has discretion to award bonuses under the program if a particular performance goal is not met.

In determining the bonus awards for fiscal 2015, the Compensation Committee concluded that the target goals for revenue, loss per share and business development activity were achieved and year-end cash and cash equivalents stretch goal was met, resulting in achievement of the financial goals. The Compensation Committee also determined that the discovery research goals were achieved after delivering a Product Candidate to a partner and by retaining and replacing discovery collaboration funding. The Compensation Committee also approved achievement of the following development goals: completed enrollment on one Phase 2 trial, achieved enrollment targets on an additional Phase 2 trial and a Phase 3 trial, and achieved pre-specified clinical outcomes on three ongoing trials. After applying the weighting factors previously established by the Compensation Committee to each of the goals, this performance resulted in a total score of 111%, which was the percentage the Compensation Committee used to calculate the fiscal 2015 bonus amounts to be paid under the Performance Bonus Program in accordance with the formulas set forth in the Performance Bonus Program.
Individual Performance. The Compensation Committee also evaluates individual performance in approving the specific bonus amount that an NEO or other participant is entitled to based on the individual's performance review.
Equity Compensation
Stock Options and Restricted Stock Units. We provide equity compensation to our NEOs in the form of stock option and restricted stock unit grants under our Stock Option and Incentive Plan that generally vest in four annual installments from the date of grant. The Compensation Committee has and may in the future make equity grants with performance-based vesting requirements outside of the Performance Bonus Program if there are specific milestones or events that are particularly strategic to the company that the Compensation Committee believes, if achieved, should be rewarded through additional grants. The Compensation Committee believes stock option and restricted stock unit awards to our NEOs and other employees encourage retention, because the recipient must remain employed with the company to receive the benefit of the award. The Compensation Committee also believes stock options align the interests of management and our stockholders, since they are of no value to the executive if our stock's value does not increase. The Compensation Committee also believes that restricted stock units provide an important additional retention incentive to our NEOs and employees as their value is less dependent on our stock price, which has and will likely continue to experience volatility. For these reasons, the Compensation Committee considers stock options and restricted stock units to be an important part of total compensation for our executives. The Stock Option and Incentive Plan authorizes the issuance of other forms of equity compensation, and the Compensation Committee periodically reviews and considers other forms of equity grants and may determine in the future to award other or additional forms of equity compensation if it determines the grants support the company's compensation philosophies.
Our implementation of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, “Stock Compensation” makes granting stock options somewhat less attractive by requiring that we expense the fair value of the grant for financial accounting purposes. Although this accounting treatment is one of the factors we consider in awarding options, it has not had a significant impact on our granting practices, since we believe stock options remain a highly valued component of the overall compensation package for management of a growth company such as ours and are the primary means by which our executives share in the company's growth.
A combination of stock options and restricted stock units are awarded to all of our full-time employees, including NEOs, upon hiring. Stock options and restricted stock units generally vest in four equal annual installments beginning on the one-year anniversary of the hire date for new hire grants. In addition, each fiscal year the Compensation Committee considers whether to award retention stock option grants to existing employees, including NEOs. If awarded, retention grants are made on an annual basis and vest in four equal annual installments. The Compensation Committee believes that annual retention stock option grants minimize the distortion created by stock price volatility if options were granted less frequently than annually, while continuing to provide a meaningful ongoing incentive for our NEOs and other employees to remain with Array. In addition, with annual grants, employees will have a significant number of unvested options and unvested restricted stock units each year, thereby providing a stronger retention incentive.
The Compensation Committee also considers on an annual basis whether to award shares of common stock or options rather than cash under our performance bonus program described above, and has discretion to approve additional stock option awards for reasons such as strong individual performance or internal pay equity considerations.
The exercise price of all employee stock options is equal to the fair market value of our common stock on the date of grant, measured as the closing price of our common stock on the grant date as reported by the NASDAQ Stock Market.
In establishing award levels, including for NEOs, the Compensation Committee takes into account an analysis of peer group data and industry survey data and, for retention grants, individual performance. The Compensation Committee also considers individual contribution and performance, based in part on input from our CEO for grants to other NEOs and employees, and factors such as the difficulty in replacing certain individuals within the organization. We believe that competitors who might try to hire away our employees would offer new equity awards to our employees without regard to the value of any prior awards made by us. Therefore, the Compensation Committee places less emphasis on the equity ownership levels of the recipients, the size of prior awards that are fully vested or amounts realized by the executives for previous awards.
Option Grant Practices. Historically, the timing of our grants of stock options has been based on internal operational factors. New hire grants are approved each month with a grant date of the last trading day of each month and retention grants are typically awarded on or about the beginning of the fourth quarter of each fiscal year. We have not had, and do not intend to implement, a practice of “timing” our grant awards to give effect to the pending public release of material information, and any grants we may have made to senior executives in proximity to a release of earnings or other material information is coincidental. The Compensation Committee has delegated authority to two of its members, Mr. Lefkoff and Dr. Fyfe, to approve option grants for non-executives. These may be awards for new hires and are reported on a periodic basis to the Compensation Committee.
Other Equity Awards. The Compensation Committee also evaluates and considers granting other forms of equity awards under the Stock Option and Incentive Plan that are tied to performance of the company or its programs to recognize and provide incentives for achievement of significant strategic priorities identified by the Compensation Committee or other members of the Board of Directors. For example, in August 2014, the Compensation Committee approved the award of restricted stock units to certain executives based on achievement of performance milestones relating to the company's agreements with Novartis for the re-acquisition of rights to binimetinib and acquisition of rights to encorafenib. Future awards may be comprised of stock options, restricted stock, restricted stock units, stock appreciation rights or other forms of equity compensation that may be subject to time- and/or performance-based vesting requirements identified by the Compensation Committee.
Employee Stock Purchase Plan. We have a tax-qualified ESPP that is made available to all employees, including our NEOs. The ESPP allows participants to acquire shares of our common stock at a discount of 15% to the market price with up to 15% of their base salary, subject to a $25,000 per calendar year maximum. The purpose of the ESPP is to encourage employees to become stockholders of Array to better align their interests with those of our other stockholders.
Deferred Compensation Plan
We established a Deferred Compensation Plan, or DCP, to provide NEOs and other eligible participants with an opportunity to defer all or a portion of their compensation and to earn tax-deferred returns on the deferrals. Officers and other key employees selected by the Compensation Committee (including each of the NEOs) are eligible to participate in the DCP. Participants may defer up to a maximum of 90% of their annual base salary and their annual incentive bonus. Under the DCP, the Compensation Committee may, in its sole discretion, make matching contributions which vest over a four-year vesting schedule beginning upon commencement of employment, or may make discretionary contributions in any amount it desires to any participant's account based on vesting provisions determined in the Compensation Committee's discretion. Participants become fully vested in any matching or discretionary contributions upon a change in control of the company and upon termination of their service with the company other than for cause.
During fiscal year 2015, all of the NEOs except Dr. Sandor and Mr. Horin were participants under the DCP. Of the NEO participants, Mr. Carruthers and Mr. Moore were 100% vested, Mr. Squarer was 75% vested, and Mr. Robbins was 50% vested. As of June 30, 2015, the Compensation Committee has not approved any discretionary contributions, and has approved matching contributions of up to 4% of the executive's total base salary and bonus compensation for the year.
The DCP is intended to both qualify as a “top hat” plan within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and to comply with the requirements of Section 409A of the Internal Revenue Code that govern nonqualified deferred compensation plans. The DCP is an unfunded plan for tax purposes and for purposes of Title I of ERISA. A “rabbi trust” has been established to satisfy our obligations under the DCP.
The Compensation Committee selects investment indices consisting of mutual funds, insurance company funds, indexed rates or other methods for participants to choose from for the purpose of providing the basis on which gains and losses are attributed to account balances under the DCP. Participants are entitled to select one or more investment indices and they do not have an ownership interest in the investment indices they select. The Compensation Committee may, in its sole discretion, discontinue, substitute or add investment indices at any time.
Payments from the DCP are made in a lump sum or in annual installments for up to 10 years at the election of the participant. In addition, participants may elect to receive a short-term payout of a deferral as soon as January 1 of the fourth year after the end of the option plan year in which the deferral was made.
Payments Upon Termination or Change in Control
We have entered into employment agreements with each of our NEOs, which provide for severance payments upon certain terminations of employment, including in connection with a change in control of Array, and for the acceleration of vesting of outstanding stock options upon a change in control. Based on our analysis of industry compensation data, post-termination protection through severance compensation for executive officers is common among our peer group, and the Compensation Committee believes that it is essential to our ability to attract and retain talented executives. The Compensation Committee believes having a mutually agreed-to severance package in place prior to any termination event provides us with more flexibility to make a change in senior management if such a change is in our and our stockholders' best interest. In addition, we believe post-termination compensation if an officer is terminated as a result of a change of control transaction promotes the ability of our officers to act in the best interests of our stockholders even though they could be terminated as a result of the transaction. Our obligation to pay severance to our NEOs is conditioned on their continued compliance with confidentiality and non-competition obligations for one year after termination for our CEO and Chief Medical Officer, and for two years for the other NEOs, as well as on the execution of a mutually acceptable release agreement.
The terms of the employment agreements, including the severance compensation, are described in more detail below under the headings “Employment Agreements” and “Potential Payments upon Termination or Change in Control” included elsewhere in this Proxy Statement.
Perquisites
Substantially all benefits we provide to our executives are made available to all of our other salaried employees on a non-discriminatory basis, and for this reason are not considered “perquisites.” Benefits we provide on a non-discriminatory basis include our medical and dental insurance, life insurance, 401(k) plan and the ESPP. Relocation expenses also are reimbursed but are individually negotiated when they occur. The aggregate incremental cost to us of all the perquisites we provided to any NEO in fiscal 2015 was less than $10,000, except for Dr. Sandor, who had $27,447 in relocation expenses.
Deductibility of Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of non-performance-based compensation that we may deduct in any one year with respect to each of our five most highly-paid executive officers. We have taken actions necessary to ensure the deductibility of payments under the annual Performance Bonus Program as performance-based compensation under Section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the

Compensation Committee has not adopted a policy requiring all compensation to be deductible. However, the Compensation Committee considers the impact of Section 162(m) when making pay changes to each NEO and its normal practice is to take such action as is necessary to preserve our tax deduction to the extent consistent with our compensation policies. However, we reserve the right to forgo any or all of the tax deduction if we believe it to be in the best long-term interests of our stockholders.
Compensation Risk Assessment
The Compensation Committee has reviewed our material compensation practices and policies, with input from our management team, and concluded that these policies and procedures do not create risks that are reasonably likely to have a material adverse effect on our company.

Summary Compensation Table

The following table sets forth compensation earned by each of our NEOs during the fiscal year ended June 30, 2015, as well as the two prior fiscal years, where applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Ron Squarer	2015	558,250	—		1,170,438	1,954,337	343,262	46,661	4,072,948
Chief Executive Officer	2014	548,750	—		—	1,237,019	341,825	62,675	2,190,269
	2013	528,192	—		—	1,275,853	329,725	246,976	2,380,746
R. Michael Carruthers	2015	249,588	—	(5)	112,795	190,091	—	16,048	568,522
Former Chief Financial Officer	2014	358,075	—		—	407,488	163,036	30,923	959,522
	2013	348,900	—		—	331,556	148,310	29,992	858,758
David J. Horin	2015	—	—		—	—	—	100,000	100,000
Interim Chief Financial Officer
Victor Sandor, M.D.	2015	330,192	100,000	(6)	1,055,438	2,077,577	189,125	33,822	3,786,154
Chief Medical Officer									—
Andrew R. Robbins	2015	367,517	8,979	(7)	542,061	1,262,428	175,241	33,434	2,389,660
Chief Operating Officer	2014	343,750	—		—	509,361	158,200	30,498	1,041,809
	2013	306,666	65,000	(8)	—	949,472	128,988	165,320	1,615,446
John R. Moore	2015	374,650	9,095	(7)	378,061	694,516	146,600	32,120	1,635,042
Vice President and General Counsel	2014	368,175	—		—	363,829	145,979	30,545	908,528
	2013	364,050	—		—	241,132	154,747	30,860	790,789

(1)
Amounts shown in this column consist of the aggregate grant date fair value of restricted stock units granted during the applicable fiscal year, computed in accordance with FASB ASC Topic 718, “Stock Compensation,” excluding the effect of estimated forfeitures. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 10 - Share-Based Compensation to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2015.

(2)
The amounts set forth under this column represent the aggregate grant date fair value of stock options granted in each fiscal year for financial reporting purposes under FASB ASC Topic 718, “Stock Compensation,” excluding the effect of estimated forfeitures. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 10 - Share-Based Compensation to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2015.

(3)
The amounts reported in this column for fiscal years 2015, 2014 and 2013 represent the full amount of the bonuses earned by each of the NEOs under the fiscal 2015, 2014 and 2013 Performance Bonus Programs based on the Compensation Committee's determination that we achieved 111%, 113% and 121%, respectively, of the performance goals in the respective year as described above under "Compensation Discussion and Analysis - Elements of Our Compensation Program - Performance Metrics." Amounts earned under our Performance Bonus Program for a particular fiscal year are typically paid in October of the following fiscal year.

(4)	The amounts set forth in this column consist of the following:

Name	Year	Perquisites and Other($)		Company Contributions to Retirement and 401(k) Plans ($)	Company Contributions to Nonqualified Deferred Compensation Plan ($)	Total ($)
Ron Squarer	2015	—		10,600	36,061	46,661
	2014	29,858	(a)	10,400	22,417	62,675
	2013	192,459	(b)	20,200	34,317	246,976
R. Michael Carruthers	2015	—		6,064	9,984	16,048
	2014	—		10,121	20,802	30,923
	2013	—		10,104	19,888	29,992
David Horin	2015	100,000	(c)	—	—	100,000
Victor Sandor, M.D.	2015	27,447	(d)	6,375	—	33,822
Andrew R. Robbins	2015	—		11,365	22,069	33,434
	2014	—		10,420	20,078	30,498
	2013	139,577	(e)	9,750	15,993	165,320
John R. Moore	2015	—		10,906	21,214	32,120
	2014	—		9,979	20,566	30,545
	2013	—		10,108	20,752	30,860

(a)	Consists of reimbursement for relocation expenses of $11,797 and related tax gross-up payment.

(b)	Consists of reimbursement for relocation expenses of $175,752 and related tax gross-up payment.

(c)
Consists of fees paid to Chord Advisors, LLC for CFO services provided by Mr. Horin as our interim Chief Financial Officer from February 2015 through June 2015. Mr. Horin is the managing partner of Chord Advisors, LLC. In addition, Array paid $32,619 to Chord Advisors, LLC during fiscal 2015 for other consulting and advisory services and for reimbursement of business-related expenses incurred by Mr. Horin.

(d)	Consists of reimbursement for relocation expenses of $27,447.

(e)	Consists of reimbursement for relocation expenses of $133,668 and related tax gross-up payment.

(5)
Mr. Carruthers resigned as our Chief Financial Officer effective February 6, 2015, and the salary information in the table above reflects compensation earned by him for the portion of fiscal 2015 that he served as our Chief Financial Officer.

(6)
Dr. Sandor has served as our Chief Medical Officer since September 22, 2014 and the amounts shown in the Summary Compensation Table above reflect compensation earned by him for the portion of fiscal 2015 that he served as our Chief Medical Officer. The amount shown in the bonus column consists of a one-time cash bonus paid to Dr. Sandor following his appointment as Chief Medical Officer.

(7)	The amounts shown in the Summary Compensation Table above reflect discretionary bonuses paid in recognition of extraordinary services provided by Mr. Robbins and Mr. Moore.

(8)
Mr. Robbins served as our Senior Vice President, Commercial Operations from July 23, 2012 to March 2, 2015, at which time he was promoted to Chief Operating Officer.The amount shown in the bonus column for fiscal 2013 consists of a one-time cash bonus paid to Mr. Robbins following his appointment as Senior Vice President, Commercial Operations.

Grants Of Plan-Based Awards

The following table sets forth information about grants of awards to our NEOs during the fiscal year ended June 30, 2015, other than to Mr. Horin who received no awards during fiscal 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards per Share ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Maximum (#)
Ron Squarer	8/18/14	215,985	308,550	462,825	—	—	—	—	—	—
	8/18/14	—	—	—	77,881	155,762	—	—	—	618,375	(6)
	4/1/15	—	—	—	—	—	—	453,750	7.30	1,954,337
	4/1/15	—	—	—	—	—	75,625	—	—	552,063
R. Michael Carruthers	8/18/14	103,012	147,160	220,740	—	—	—	—	—	—
	8/18/14	—	—	—	12,828	25,655	—			50,927	(6)
	2/6/15	—	—	—	—	—	—	—	—	201,036	(7)
Victor Sandor, M.D.	9/22/14	119,000	170,000	255,000	—	—	—	—	—	—
	9/22/14	—	—	—	—	—	—	561,450	3.65	1,270,000
	9/22/14	—	—	—	17,440	34,880	—	—	—	127,312	(6)
	9/22/14	—	—	—	—	—	191,781	—	—	700,001
	4/1/15	—	—	—	—	—	—	187,500	7.30	807,577
	4/1/15	—	—	—	—	—	31,250	—	—	228,125
Andrew R. Robbins	8/18/14	110,264	157,520	236,280	—	—	—	—	—	—
	8/18/14	—	—	—	32,069	64,137	—	—	—	254,624	(6)
	3/2/15	—	—	—	—	—	—	50,000	8.20	244,881
	4/1/15	—	—	—	—	—	—	236,250	7.30	1,017,547
	4/1/15	—	—	—	—	—	39,375	—	—	287,438
John R. Moore	8/18/14	92,243	131,775	197,663	—	—	—	—	—	—
	8/18/14	—	—	—	22,906	45,812	—	—	—	181,874	(6)
	4/1/15	—	—	—	—	—	—	161,250	7.30	694,516
	4/1/15	—	—	—	—	—	26,875	—	—	196,188

(1)
Amounts in these columns represent the threshold, target and maximum payout under the fiscal 2015 Performance Bonus Program based on achievement of minimum, target and stretch goals, respectively, approved by the independent directors of the Board of Directors on August 18, 2014. These goals and this plan are described above in Compensation Discussion and Analysis under “Elements of Our Compensation Program - Performance Bonus Program."

(2)
RSUs reported in these columns were granted under our Stock Option and Incentive Plan, and vest in two equal installments subject to achievement of two milestones related to the return of rights to our binimetinib program licensed to Novartis International Pharmaceutical Ltd. The amounts reported in the minimum column consist of the first 50% of the RSUs that vested on March 1, 2015 upon achievement of the first milestone. The amounts reported in the maximum column consist of the balance of the RSUs that vest upon achievement of the second milestone on or prior to August 18, 2018, subject to continued service with Array.

(3)
Represents RSUs granted under our Stock Option and Incentive Plan. All of the RSUs vest in four equal annual installments, other than Dr. Sandor's grant of 191,781 shares, which vests in two equal annual installments. Vesting is subject to acceleration for each of the NEOs as described below under "Employment Agreements."

(4)
Options reported in this column were granted under our Stock Option and Incentive Plan. The options vest in four equal annual installments and expire 10 years from the date of grant. Vesting is subject to acceleration for each of the NEOs as described below under “Employment Agreements.”

(5)	Except as noted in footnotes (6) and (7), the amounts set forth under this column for grants of stock options and RSUs represent the total grant date fair value of the award calculated as of the grant date in accordance with FASB ASC Topic 718, “Stock Compensation,” excluding the effect of estimated forfeitures. These amounts do not represent cash payments made to the individuals or amounts realized in cash, or amounts that may be realized in cash. Under FASB ASC Topic 718, the fair value of stock options and RSUs granted to employees is recognized ratably over the vesting period. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 10 - Share-Based Compensation to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2015.

(6)
These amounts reflect the grant date fair value of RSU's that are subject to achievement of performance-based conditions that management determined to be probable and are calculated as of the grant date in accordance with FASB ASC Topic 718, “Stock Compensation,” excluding the effect of estimated forfeitures. These amounts do not represent cash payments made to the individuals or amounts realized in cash, or amounts that may be realized in cash. Under FASB ASC Topic 718, the fair value of RSUs granted to employees is recognized over the vesting period. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 10 - Share-Based Compensation to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2015.

(7)
This amount reflects the total incremental fair value of the option and RSU awards that were amended to remove the deceleration provisions to permit continued vesting at the full rate during the term of Mr. Carruthers' service as a consultant to Array through December 31, 2015. The individual incremental fair values are calculated by taking the difference of the Black-Scholes fair value of each award immediately prior and after the modification.  The total incremental fair value is calculated by taking the individual incremental fair values multiplied by the respective number of awards subject to modification. The total incremental fair value attributable to all of the amended option awards is $190,091 and the incremental fair value of the amended RSU award is $10,945.

Outstanding Equity Awards at Fiscal Year End
The following table shows equity awards held by our NEOs and outstanding as of June 30, 2015, other than for Mr. Horin, who has no outstanding equity awards. All awards represent grants of stock options and RSUs under our Stock Option and Incentive Plan.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)(16)
Ron Squarer	750,000	250,000	(3)	3.61	4/26/2022	—		—	—	—
	175,000	175,000	(4)	5.94	5/3/2023	—		—	—	—
	106,250	318,750	(5)	4.63	4/1/2024	—		—	—	—
	—	453,750	(6)	7.30	4/1/2025	—		—	—	—
	—	—		—	—	—		—	77,881	561,522
	—	—		—	—	75,625	(7)	545,256	—	—
R. Michael Carruthers	37,500	—		6.22	3/31/2016	—		—	—	—
	37,500	—		3.01	3/31/2016	—		—	—	—
	50,000	—		2.74	3/31/2016	—		—	—	—
	45,000	15,000	(8)	3.06	3/31/2016	—		—	—	—
	37,500	37,500	(8)	3.40	3/31/2016	—		—	—	—
	27,500	82,500	(8)	4.91	3/31/2016	—		—	—	—
	35,000	105,000	(8)	4.63	3/31/2016	—		—	—	—
	—	—	(8)	—	—	—		—	12,827	—
Victor Sandor, M.D.	—	561,450	(9)	3.65	9/22/2024	—		—	—	—
	—	187,500	(6)	7.30	4/1/2025	—		—	—	—
	—	—		—	—	—		—	17,440	125,742
	—	—		—	—	191,781	(10)	1,382,741	—	—
	—	—		—	—	31,250	(7)	225,313	—	—
Andrew R. Robbins	100,000	100,000	(11)	5.14	7/31/2022	—		—	—	—
	27,500	82,500	(12)	4.91	3/28/2023	—		—	—	—
	43,750	131,250	(5)	4.63	4/1/2024	—		—	—	—
	—	50,000	(13)	8.20	3/2/2025	—		—	—	—
	—	236,250	(6)	7.30	4/1/2025	—		—	—	—
	—	—		—	—	—		—	32,068	231,210
	—	—		—	—	39,375	(7)	283,894	—	—
John R. Moore	60,000	—		6.51	8/4/2015	—		—	—	—
	20,000	—		8.37	9/13/2016	—		—	—	—
	37,500	—		6.22	9/9/2018	—		—	—	—
	9,375	—		3.01	4/29/2019	—		—	—	—
	12,500	—		2.74	3/31/2020	—		—	—	—
	30,000	—		3.06	3/31/2021	—		—	—	—
	56,250	18,750	(14)	3.40	3/30/2022	—		—	—	—
	40,000	40,000	(15)	4.91	3/28/2023	—		—	—	—
	31,250	93,750	(5)	4.63	4/1/2024	—		—	—	—
	—	161,250	(6)	7.30	4/1/2025	—		—	—	—
	—	—		—	—	—		—	22,906	165,152
	—	—		—	—	26,875	(7)	193,769	—	—

(1)
Computed by multiplying the closing market price of our common stock on June 30, 2015, of $7.21 by the number of outstanding awards set forth in this table. The amount reported for Mr. Carruthers in this column for a performance-based RSU grant reflects no value as management determined that achievement of the performance objective is not probable prior to expiration of the RSU on termination of his consulting services on December 31, 2015.

(2)
The amounts in this column represent outstanding performance-based RSUs granted under our Stock Option and Incentive Plan that vest upon achievement of milestones related to the return of rights to our binimetinib program licensed to Novartis International Pharmaceutical Ltd. The first 50% of the RSUs vested on March 1, 2015 following achievement of the first milestone. The balance of the RSUs are shown in this column and will vest upon achievement of the second milestone on or prior to August 18, 2018, subject to continued service with the company.

(3)	The option vests in four equal annual installments beginning April 26, 2013.

(4)	The option vests in four equal annual installments beginning May 3, 2014.

(5)	The option vests in four equal annual installments beginning April 1, 2015.

(6)	The option vests in four equal annual installments beginning April 1, 2016.

(7)	This amount represents RSUs that vest in four equal annual installments beginning April 1, 2016.

(8)
Mr. Carruthers entered into a consulting agreement with Array pursuant to which he provides certain support and transition services to Array following the effective date of his resignation in February 2015. These services constitute continued service under the Stock Option and Incentive Plan and his equity grants continue to vest, subject to his continued service, until expiration of his Consulting Agreement on December 31, 2015. The options expire three months after the last day of his service to Array.

(9)	The option vests in four equal annual installments beginning September 22, 2015.

(10)	This amount represents RSUs that vest in two equal annual installments beginning September 22, 2015.

(11)	The option vests in four equal annual installments beginning July 23, 2013.

(12)	The option vests in four equal annual installments beginning July 23, 2014.

(13)	The option vests in four equal annual installments beginning March 2, 2016.

(14)	The option vests in four equal annual installments beginning March 4, 2013.

(15)	The option vests in four equal annual installments beginning March 4, 2014.

(16)
Represents performance-based RSUs granted under our Stock Option and Incentive Plan that vest upon achievement of milestones related to the return of rights to our binimetinib program licensed to Novartis International Pharmaceutical Ltd. The first 50% of the RSUs vested on March 1, 2015 following achievement of the first milestone. This amount consists of the balance of the RSUs that will vest upon achievement of the second milestone, which is not considered probable by the date Mr. Carruthers' service as a consultant terminates on December 31, 2015.

Option Exercises and Stock Vested

The following table shows information concerning shares of common stock acquired upon exercise of option awards and upon vesting of stock awards for the NEOs during the fiscal year ended June 30, 2015, except for Mr. Horin who does not have any option or stock awards from Array.

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)
Ron Squarer	—		—	77,881	(2)	619,933
R. Michael Carruthers	100,000	(3)	149,000	12,828	(4)	102,111
Victor Sandor, M.D.	—		—	17,440	(5)	138,822
Andrew R. Robbins	—		—	32,069	(6)	255,269
John R. Moore	—		—	22,906	(7)	182,332

(1)	Represents shares received upon vesting of performance-based RSU grants.

(2)	The amount shown in the table includes 24,954 shares that were withheld by Array upon vesting of the grant to pay taxes due at vesting and 40,000 shares that were sold on March 2, 2015. The balance of 12,927 shares have not been sold as of August 28, 2015.

(3)	The amount shown in the table represents a cash exercise of stock options on March 10, 2015. The shares have not been sold as of August 28, 2015.

(4)
The amount shown in the table includes 4,390 shares that were withheld by Array upon vesting of the grant to pay taxes due at vesting. The balance of 8,438 shares have not been sold as of August 28, 2015.

(5)
The amount shown in the table includes 5,922 shares that were withheld by Array upon vesting of the grant to pay taxes due at vesting. The balance of 11,518 shares have not been sold as of August 28, 2015.

(6)	The amount shown in the table includes 10,493 shares that were withheld by Array upon vesting of the grant to pay taxes due at vesting. The balance of 21,576 shares were sold on March 2, 2015.

(7)
The amount shown in the table includes 7,542 shares that were withheld by Array upon vesting of the grant to pay taxes due at vesting. The balance of 15,364 shares have not been sold as of August 28, 2015.

Non-Qualified Deferred Compensation Table

The following table sets forth the aggregate contributions, earnings and withdrawals or distributions made for our participating NEOs during the fiscal year ended June 30, 2015, and the balance as of June 30, 2015, pursuant to the DCP.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of June 30, 2015 ($)(3)
Ron Squarer	36,003	36,003	8,065	—	252,390
R. Michael Carruthers	16,505	16,505	1,934	38,657	96,785
Andrew R. Robbins	21,388	21,388	5,430	—	117,720
John R. Moore	21,189	21,189	9,046	45,365	115,558

(1)
NEOs enrolled in the DCP are entitled to defer up to 4% of total base salary and any cash bonus compensation for the fiscal year. Dr. Sandor and Mr. Horin did not participate in the DCP in fiscal 2015. The amounts in this column were contributed during the fiscal year and a portion of the amount in this column is included in the "Salary" column of the Summary Compensation Table above and a portion is also included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above. These amounts do not include the deferral of a portion of the bonus payable under the 2015 Performance Bonus Plan that will be paid in October 2015.

(2)	The Compensation Committee has approved matching contributions up to 4% of each of the eligible NEO's total salary and bonus for the year. Mr. Carruthers and Mr. Moore were 100% vested in the amounts reported in this column, Mr. Squarer was 75% vested, and Mr. Robbins was 50% vested. The amounts in this column do not include matching contributions on the bonuses payable under the 2015 Performance Bonus Plan that will be paid in October 2015 that are included in the Summary Compensation Table above in the "All Other Compensation" column. See the section above entitled "Elements of Our Compensation Program - Deferred Compensation Plan" for more information about the terms of the DCP.

(3)	Of the totals in this column, the following amounts have previously been reported in the Summary Compensation Table for fiscal 2015 and for fiscal 2014 and 2013:

Name	Fiscal 2015 ($)	Prior Years ($)	Total ($)
Ron Squarer	$72,006	$141,247	$213,253
R. Michael Carruthers	33,010	68,340	101,350
Andrew R. Robbins	42,776	59,487	102,263
John R. Moore	42,378	70,958	113,336

Employment Agreements
Ron Squarer
We entered into an Employment Agreement with Mr. Squarer on April 26, 2012 in connection with his appointment as CEO. The agreement has a four-year term and will renew automatically for additional one-year terms unless either party notifies the other party of its intention not to renew the agreement. Either party may terminate the agreement at any time upon 30 days' notice to the other party for any or no reason.
Under the terms of the agreement, Mr. Squarer is entitled to an initial annual salary of $525,000 and was paid a one-time cash bonus of $100,000. Mr. Squarer's annual salary may be adjusted from time to time at the discretion of the Compensation Committee. Mr. Squarer will be eligible to receive an annual bonus under our annual Performance Bonus Program, equal to a percentage of his base salary, which is anticipated to range between 25% to 75%, with a target of 50%, subject to achievement of the performance goals under the Performance Bonus Program established by the Compensation Committee.
Mr. Squarer has received awards of stock options and RSUs that vest in equal annual installments over a four-year period commencing on the first anniversary of the grant date and a performance-based RSU grant that vests upon achievement of milestones related to our re-acquisition of rights to binimetinib from Novartis. The vesting of his equity awards is subject to acceleration in the following circumstances: 100% of any unvested equity awards vest in full immediately upon his death; in the event of the termination of Mr. Squarer's employment by us without cause, the number of equity awards scheduled to vest in the year of such termination will vest in connection with such termination; and 100% of any unvested equity awards vest in full immediately upon the consummation of a Change of Control (as defined in the Employment Agreement), or upon a termination by Array without cause or by Mr. Squarer following certain events set forth in the agreement during the period commencing three months prior to the occurrence (or expected occurrence) of a Change of Control and ending 12 months after the occurrence of a Change of Control.
We also agreed to reimburse Mr. Squarer for certain relocation, transportation and temporary housing costs in connection with relocating to Colorado and to reimburse him for taxes payable by him on those amounts. Mr. Squarer is eligible for other benefits generally available to our employees and will be reimbursed for reasonable out-of-pocket expenses incurred in connection with performing services under the agreement.
Mr. Squarer is entitled to severance payments under the agreement if his employment is terminated due to his disability, if Array terminates his employment without cause or if he terminates his employment following certain events set forth in the agreement. The severance payments are equal to (i) one year of his then current base salary (or two years base salary if his termination is three months prior to or 12 months after a Change of Control), plus (ii) the amount of the target performance bonus for the year of termination (or two times the target bonus amount if his termination is three months prior to or 12 months after a Change of Control), plus (iii) a lump sum equal to 12 months of COBRA premiums, after application of all deductions and withholdings, for him and his dependents. Severance payments are conditioned on Mr. Squarer entering into a mutually acceptable release and his compliance with his Noncompete Agreement and Confidentiality and Inventions Agreement. We have also agreed to pay Mr. Squarer an amount necessary to pay any excise tax imposed by Section 4999 of the Internal

Revenue Code of 1986, as amended, that any payments made to him may be subject to, and to reimburse him for any taxes imposed on him as a result of this payment.
Mr. Squarer is also subject to a Noncompete Agreement and a Confidentiality and Inventions Agreement in which he agreed not to engage in certain competing activities during the term of his employment and for one year following a termination that results in the payment of severance to him. He also agreed during the term of his employment and for one year following any termination of his employment not to recruit or solicit any of our employees or, to the extent done for the purpose of engaging in activities prohibited by his Noncompete Agreement, any of the company's collaboration partners.
Other Named Executive Officers
Effective September 1, 2002 and March 4, 2002, we entered into employment agreements with Mr. Carruthers and Mr. Moore, respectively. The initial terms of the agreements with Mr. Carruthers and Mr. Moore expired on their second anniversaries in 2004 and have renewed each year since then for additional one-year terms, until Mr. Carruthers' resignation in February 2015. We entered into employment agreements with Dr. Sandor and Mr. Robbins effective August 29, 2014 and September 11, 2014, respectively. The initial term of the agreements with Dr. Sandor and Mr. Robbins expire in September 2018, after which they will automatically renew for additional one-year terms. Array may terminate any of the employment agreements for any reason upon 30 days' prior notice to the employee. On January 29, 2015, R. Michael Carruthers resigned as Chief Financial Officer of Array, effective February 6, 2015. These agreements specify initial annual salaries that are subject to subsequent adjustment by the Committee in its discretion. During fiscal 2015, annual salaries for our other NEOs ranged from $367,900 to $425,000.
If the employment of Mr. Moore is terminated as a result of disability or by Array without cause, or if he terminates his employment following a reduction in his salary which is treated as a termination without cause by Array, we have agreed to pay Mr. Moore a severance payment equal to the greater of one year, or the remaining term, of his then-current base salary in equal monthly installments, and to cause any unvested options and RSUs to vest. Upon a change of control of the company, 75% of the outstanding options and 75% of the outstanding RSUs held by Mr. Moore will vest and the remaining 25% of his options and 25% of his RSUs will vest one year later if he is still working for us. If Mr. Moore decides to terminate his employment following a change of control, he would be entitled to receive the same severance payments described above as if his employment were terminated by us without cause, except that only 75% of his outstanding options and 75% of his outstanding RSUs will vest.
Under the terms of the employment agreements with Dr. Sandor and Mr. Robbins, if their employment is terminated as a result of disability or by us without cause, or if the employee terminates his employment following a reduction in his salary below his initial salary or a material diminishment of his duties, then the employee will be entitled to a severance payment equal to one year's current base salary, payable in equal monthly installments, Dr. Sandor will be entitled to receive 12 months of premiums payable for continued healthcare coverage under COBRA, and any unvested options and unvested RSUs that would have vested in the year of termination will vest. If any such termination is in connection with a change of control (which is deemed to include any such termination three months prior to or 12 months after a change of control), then the employee will be entitled to a severance payment equal to one year's current base salary, payable in equal monthly installments, including COBRA premiums for Dr. Sandor, all outstanding options and RSUs granted to the employee will immediately vest and, in the case of Mr. Robbins, he will receive a bonus equal to his target performance bonus in the year of termination.
Each of these employees is also subject to a Confidentiality and Inventions Agreement and a Noncompete Agreement in which he has agreed, for a period of two years for employees other than Dr. Sandor and for a period of one year for Dr. Sandor, following termination of employment for any reason not to engage in any competing activities within a 50-mile radius of any area where we are doing business and not to recruit or solicit any of our employees or customers. As a condition to receiving any severance payments under the employment agreements, the employee must execute a release reasonably acceptable to Array and the employee, and he must comply with his obligations under the Noncompete Agreement and Confidentiality and Inventions Agreement he entered into with the company.

We entered into an engagement letter with Chord Advisors in February 2015 pursuant to which we retained Chord Advisors to provide Chief Financial Officer services to us on an interim basis through David Horin. Under the terms of the engagement letter, we agreed to pay Chord Advisors a monthly fee equal to $20,000 and to reimburse Mr. Horin for business expenses incurred by him in connection with providing services to us. The engagement letter was terminable at any time by Array on 30 days' notice after the initial three-month term and each party agreed to indemnify the other party for losses or liabilities incurred as a result of a breach of the agreement by the other party. Chord Advisors also entered into a Confidentiality and Invention Assignment Agreement in February 2015 containing customary confidentiality and invention assignment provisions. We terminated the engagement letter in September 2015 in connection with the appointment of Patricia Henahan as our Chief Financial Officer effective September 8, 2015.
Potential Payments upon Termination or Change in Control
The employment agreements we have entered into with our NEOs provide for certain payments, acceleration of equity and continuation of benefits upon specified terminations of employment or upon a change in control of Array. The post-termination arrangements under these agreements are described above under “Employment Agreements.” In addition, upon a change in control or upon termination of employment other than for cause, any unvested matching or discretionary contributions under the DCP held by an NEO will fully vest. As of June 30, 2015, Mr. Moore was fully vested in the DCP, Mr. Squarer was 75% vested, and Mr. Robbins was 50% vested. Mr. Horin and Dr. Sandor did not participate in the DCP in fiscal 2015.
The following table reflects the estimated potential payments upon termination or change in control that would be payable to each of the NEOs other than Mr. Horin, who is not entitled to any payments upon termination or a change in control. For purposes of calculating the potential payments set forth in the tables below, we have assumed that (i) the date of termination was June 30, 2015 and (ii) the value of each share subject to a stock option that would be accelerated in the circumstances set forth in the table below equals $7.21, the closing market price of our common stock on June 30, 2015, the last trading day of the 2015 fiscal year. Therefore, any options having an exercise price greater than $7.21 are not reflected in the table below.

Name	Cash Severance ($)(1)	Performance Bonus ($)	Continuation of Medical Benefit Plans ($)	Acceleration of Equity Awards ($)		Excise Tax Restoration ($)		Total ($)
Ron Squarer:
Termination without Cause or Resignation for Good Reason	561,000	308,550	25,263	1,421,564		$—	(2)	2,316,377
Change in Control	—	—	—	3,051,403		—	(2)	3,051,403
Termination without Cause or Resignation for Good Reason in connection with a Change in Control (3)	1,122,000	617,100	25,263	3,051,403		1,286,699	(2)	6,102,465
Voluntary retirement	—	—	—	—		—		—
Disability	561,000	308,550	25,263	1,421,564		—		2,316,377
Death	46,750	—	—	3,051,403		—		3,098,153
Victor Sandor, M.D.:
Termination without Cause or Resignation for Good Reason	425,000	—	25,263	1,247,389		—		1,697,652
Change in Control	—	—	—	—		—		—
Termination without Cause or Resignation for Good Reason in connection with a Change in Control (3)	425,000	—	25,263	3,732,558		—		4,182,821
Voluntary retirement	—	—	—	—		—		—
Disability	425,000	—	25,263	1,247,389		—		1,697,652
Death	35,417	—	—	3,732,558		—		3,767,975
Andrew R. Robbins:
Termination without Cause or Resignation for Good Reason	393,800	—	—	350,598		—		744,398
Change in Control	—	—	—	—		—		—
Termination without Cause or Resignation for Good Reason in connection with a Change in Control (3)	393,800	157,520	—	1,250,479		—		1,801,799
Voluntary retirement	—	—	—	—		—		—
Disability	393,800	—	—	350,598		—		744,398
Death	32,817	—	—	1,250,479		—		1,283,296
John R. Moore:
Termination without Cause or Resignation for Good Reason	376,500	—	—	764,234		—		1,140,734
Change in Control	—	—	—	573,175	(4)	—		573,175
Termination without Cause or Resignation for Good Reason in connection with a Change in Control	376,500	—	—	764,234	(4)	—		1,140,734
Voluntary retirement	—	—	—	—		—		—
Disability	376,500	—	—	764,234		—		1,140,734
Death	31,375	—	—	765,234		—		796,609

(1)
The amounts reported in the table above do not include payments that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, which includes accrued salary and vacation pay, distributions of plan balances under our 401(k) plan, our ESPP or the DCP.

(2)
Under the terms of Mr. Squarer's employment agreement, in the event Mr. Squarer is subject to an excise tax pursuant to Section 4999 in connection with any payments made under his employment agreement together with any other payments we make to him, we will reimburse him for the full tax amount, and all interest or penalties, he is subject to and for any income tax payable as a result of this reimbursement. As calculated as of June 30, 2015, Mr. Squarer would not be subject to an excise tax and therefore would not receive an excise tax gross-up other than upon a termination without cause upon a change in control of the company as reflected in the table above.

(3)	A termination of the employee's employment within three months prior to or 12 months after consummation of a change in control is deemed to be in connection with such change in control.

(4)
If the employee is not terminated in connection with a change in control, or the employee resigns on or within 30 days after the closing date of an event which constitutes a change in control, only 75% of unvested options vest. The remaining 25% of unvested options would vest only if the employee continues service until the earlier of a termination without cause or one year from the change in control, as these terms are defined in the employee's employment agreement with us.

Actual amounts that a NEO could receive in the future could differ materially from the amounts reported above as a result of many factors, including changes in our stock price, changes in base salary, target and actual bonus amounts, and the vesting provisions and grants of additional equity awards.
Retirement Savings Plan
We maintain a 401(k) Savings Plan that is intended to be a qualified retirement plan under the Internal Revenue Code. Generally, all of our employees, excluding leased and intern employees, are eligible to participate in the 401(k) Plan. Employees may enroll in the 401(k) Plan at the first calendar quarter following their original employment date and make salary deferral contributions, subject to the limitations imposed by the Internal Revenue Code. Array matches 100% of the first 4% of each participant's semi-monthly contribution. In addition, Array may make annual discretionary profit sharing contributions in an amount to be determined at the 401(k) Plan year-end by the Board of Directors; no discretionary contributions were made in fiscal 2015. Participants' contributions may be invested in any of several investment alternatives. Participants become vested in our contributions according to a graduated vesting schedule based upon length of service with us. As of June 30, 2015, Mr. Carruthers and Mr. Moore were fully vested, Mr. Squarer was 75% vested, Mr. Robbins was 50% vested, Dr. Sandor was 0% vested, and Mr. Horin did not participate in the 401(k) plan.

COMPENSATION OF DIRECTORS
Cash compensation to our non-employee directors consists of quarterly retainers and meeting fees. The Compensation Committee periodically reviews and analyzes compensation data among the same peer group as is used in determining executive compensation and, as appropriate, adjusts director compensation to ensure that we are able to attract and retain individuals with the experience and expertise we need to help us achieve our strategic goals. During fiscal 2015, the quarterly retainer for non-employee board members was $7,500 and meeting fees were $2,000 for each Board of Directors meeting attended, except for the Chairman of the Board who received a quarterly retainer of $15,000 and Board meeting fees of $4,000 per meeting attended. Members of the Compensation Committee, the Clinical Development Committee and the Corporate Governance Committee received $1,500 for each committee meeting they attended, and the chairs of these committees received an additional $2,000 for each committee meeting that they chaired. Audit Committee members received $2,000 for each Audit Committee meeting they attended and the chair received an additional $2,000 for each Audit Committee meeting that he chaired. Our non-employee directors were compensated at a rate of 50% of the foregoing meeting fees if a Board of Directors or committee meeting was held via teleconference. In addition, each non-employee director is reimbursed for reasonable out-of-pocket expenses incurred while attending any meeting of the Board of Directors or any committee meeting of the Board of Directors.
We also make annual stock option grants to our non-employee directors under our Stock Option and Incentive Plan at an exercise price equal to the fair market value on the date of grant. Since fiscal 2014, we have made annual grants of options to purchase 25,000 shares of our common stock, which vest on the first anniversary of the grant date subject to continued service on the Board of Directors.
Director Compensation Table
The following table sets forth compensation paid to or earned by each of our directors who served on our Board during the fiscal year ended June 30, 2015. Our employee directors do not receive any separate compensation in consideration for their service on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Kyle A. Lefkoff, Chairman	$110,000	$59,633	$169,633
Charles M. Baum, M.D., Ph.D.	52,250	59,633	111,883
Gwen A. Fyfe, M.D.	60,500	59,633	120,133
John A. Orwin	56,000	59,633	115,633
Gil J. Van Lunsen	58,000	59,633	117,633

(1)
The amounts set forth in this column represent the aggregate grant date fair value of stock-based compensation granted in fiscal 2015 for financial reporting purposes under FASB ASC Topic 718, “Stock Compensation,” excluding the effect of estimated forfeitures for service-based vesting conditions. See Note 10 - Share-Based Compensation to our audited financial statements set forth in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2015 for the assumptions used in determining such amounts. The options vest on the first anniversary of the grant date, subject to continued service on the Board of Directors, and expire ten years from the date of grant.

(2)
Consists of options to purchase 25,000 shares which were granted in fiscal 2015. As of August 28, 2015, outstanding options to purchase 140,000, 25,000, 90,000, 70,000 and 195,000 shares of common stock were held by Mr. Lefkoff, Dr. Baum, Dr. Fyfe, Mr. Orwin and Mr. Van Lunsen, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any other company that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee, nor has such a relationship existed in the past.

CERTAIN RELATIONSHIPS AND TRANSACTIONS
Policies and Procedures with Respect to Related Person Transactions
Our Audit Committee charter requires that the Audit Committee approve all related person transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934. The Audit Committee has adopted a written policy governing its review of transactions with related persons. Pursuant to this policy, identified transactions in which related persons have a direct or indirect material interest, are subject to approval or ratification by the Audit Committee. Certain transactions that are not required to be disclosed under Item 404 of Regulation S-K, including compensation and compensation-related transactions, are not subject to this policy. Our policy also requires approval or ratification for any material amendments to ongoing related person transactions. In determining whether to approve a related person transaction, the Audit Committee will consider all relevant facts and circumstances available to it, which may include the benefits of the transaction to the company, the impact of the transaction on a director's independence, the availability of other sources for comparable products or services, and the terms of the transaction as compared with those available to or from unrelated third parties. No director will participate in the discussion of any related person transaction in which that director has a direct or indirect interest, other than to provide material information about the transaction to the Audit Committee. For purposes of this policy, the term “related person” has the meaning contained in Item 404 of Regulation S-K and includes our executive officers, directors and director nominees (and their respective immediate family members or persons sharing their household), stockholders owning in excess of 5% of our outstanding capital stock or any entity owned or controlled by any of the foregoing or in which any of the foregoing has a substantial ownership interest.
Related Person Transactions
Registration Rights
Prior to our initial public offering and in connection with the sale and issuance of our Series A preferred stock in May 1998 and August 1998, our Series B preferred stock in November 1999, and our Series C preferred stock in August 2000, we entered into an agreement with the investors in such financings providing for registration rights with respect to the shares of common stock, including those issuable upon conversion of each series of preferred stock, held and subsequently acquired by these investors. Currently, 1.6 million shares of our common stock are entitled to registration rights pursuant to terms and conditions of this agreement. The registration rights under this agreement allow the holders of at least 30% of the shares of common stock held by such holders then outstanding to require us to register their shares under the Securities Act on up to two occasions, subject to limitations described in the agreement. In addition, these holders can require us to include their shares in future registrations of our shares for our account or the account of another stockholder. These holders may also require us to register their shares on up to two occasions in any calendar year on Form S-3. These registration rights are subject to limitations and conditions, including the right of underwriters to limit the number of shares of common stock held by existing stockholders to be included in a registration. The registration rights as to any holder will terminate when all securities held by the holder entitled to registration rights can be sold within a three-month period under Rule 144 of the Securities Act and when the number of shares held by the holder is less than 1% of our outstanding capital stock on an as converted to common stock basis. In addition, we are generally required to bear all expenses of registration, including the reasonable fees of a single counsel acting on behalf of all selling stockholders, except underwriting discounts and selling commissions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and certain stockholders to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in common stock. During the fiscal year ended June 30, 2015, to our knowledge and based solely on copies of these reports furnished to us by our directors, executive officers and 10% beneficial stockholders, all Section 16(a) reports were timely filed, except one form 4 for Andrew Robbins which was filed 30 days late.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING
Submission of Stockholder Proposals for Inclusion in next year's Annual Meeting Proxy Statement
Any proposal or proposals by a stockholder intended to be included in the Proxy Statement and form of proxy relating to the 2016 Array Annual Meeting of Stockholders must be received by Array no later than May 20, 2016, (120 days prior to _________, 2016) according to the proxy solicitation rules of the SEC, and must comply with the other proxy solicitation rules promulgated by the SEC and with the procedures set forth in our Bylaws. Proposals should be sent to the Secretary of Array at 3200 Walnut Street, Boulder, Colorado 80301. Nothing in this paragraph shall be deemed to require Array to include in its Proxy Statement and proxy relating to the 2016 Annual Meeting of Stockholders any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.
Other Stockholder Proposals for Presentation at Next Year's Annual Meeting
A stockholder who wishes to submit a proposal or nominate a candidate to serve as a director for consideration at the 2016 Annual Meeting outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 and that will not be included in the Proxy Statement for such meeting must, in accordance with Section 2.2 of our Bylaws, file a written notice with the Secretary of Array which conforms to the requirements of the Bylaws and any additional information required for nominations to the Board of Directors described below. Only nominations or proposals made by a stockholder who is a stockholder of record both on the date of giving such notice and on the record date for the determination of stockholders entitled to vote at such Annual Meeting will be considered eligible to serve as a director or be transacted at an Annual Meeting. Our Bylaws are on file with the SEC, and may be obtained from our Secretary upon request and are available under the Investor Relations portion of our website at www.arraybiopharma.com. The officer who will preside at the stockholders meeting will determine whether the information provided in such notice satisfies the requirements of the Bylaws. Such notice of a stockholder proposal must be delivered no earlier than , 2016, and no later than , 2016. Any stockholder proposal that is not submitted in accordance with the foregoing procedures will not be considered to be properly brought before the 2016 Annual Meeting.
Stockholder Nominations to the Board of Directors
The Corporate Governance Committee of the Board of Directors will consider nominating directors to the Board of Directors who are recommended by stockholders pursuant to the procedures described above for submission of stockholder proposals and the procedures set forth below. The Corporate Governance Committee has adopted the following set of minimum qualifications for candidates nominated for election or reelection to the Board of Directors:

•	Personal characteristics:

•	highest personal and professional ethics, integrity and values;

•	an inquiring and independent mind, with a respect for the views of others;

•	ability to work well with others;

•	practical wisdom and mature judgment.

•	Broad, policy-making level training and experience in business, government, academia or science to understand business problems and evaluate and formulate solutions.

•	Expertise that is useful to Array and complementary to the background and experience of other Board of Directors members.

•
Willingness to devote the time necessary to carrying out the duties and responsibilities of membership on the Board of Directors and to be an active, objective and constructive participant at meetings of the Board of Directors and its Committees.

•	Commitment to serve on the Board of Directors over a period of several years to develop knowledge about our principal operations.

•	Willingness to represent the best interests of all stockholders and objectively appraise management performance.
The Corporate Governance Committee will also consider other relevant factors, such as the existence of any relationship that would interfere with the exercise of a candidate's independent judgment. The Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Corporate Governance Committee believes the qualifications described above enable it to identify director candidates that possess the diversity in backgrounds, industry knowledge, skills and experiences that are important to the Board's overall effectiveness.
The Corporate Governance Committee has not received any timely nominations for director from stockholders for the 2015 Annual Meeting. The Corporate Governance Committee must receive proposals for stockholder nominations on or before the deadline for the submission of stockholder proposals for such Annual Meeting set forth in our Bylaws and required by the rules of the SEC, as described above. As required by our Bylaws, stockholder proposals must include the following information:

•
Information regarding the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made making the proposal, including name, address and number of shares of Array stock beneficially owned by such stockholder and such beneficial owner;

•
A description of any agreement, arrangement or understanding between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any other person or persons in connection with such nomination and the name and address of any other person or persons known to the stockholder or such beneficial owner to support such nomination;

•
A description of any option, warrant, convertible security or a settlement payment or mechanism at a price related to any class or series of our capital stock, whether or not settled in cash or in securities, directly or indirectly owned by such stockholder or beneficial owner;

•
A description of any agreement, arrangement or understanding (including any short positions, profits interests, hedging transactions, borrowed or loaned shares) that has been entered into or made as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, if any, the effect or intent of which is to mitigate loss to or manage risk of stock prices changes for, or to increase the voting power of, such stockholder or beneficial owner with respect to shares of our capital stock;

•
A representation that the stockholder will update the information set forth in clauses above as of the record date for the meeting by delivery of written notice to us promptly following the later of the record date or public announcement of the record date;

•
A representation whether the stockholder or the beneficial owner, if any, or the group of which it is a part, intends to deliver a Proxy Statement and/or form of proxy or otherwise to solicit proxies from stockholders in support of the nomination;

•	A representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting, and

•
The name and address of the person being nominated and such other information regarding each nominated person that would be required in a Proxy Statement filed pursuant to the SEC's proxy rules, including, but not limited to:

•	A copy of the nominee's current resume

•	Biographical information concerning the nominee for the last five years, including directorships and positions held with other companies

•	The nominee's date of birth

•	A list of references

•
A description of any relationship, arrangement or understanding between the stockholder making the proposal and the nominee and any other person (including names), pursuant to which the nomination is being made

•	A description of any direct or indirect relationship, arrangement or understanding between the stockholder making the proposal or the nominee and Array

•	The consent of each nominee to being named in the Proxy Statement and to serve as a director if elected

•	Any other information we may reasonably require to determine the eligibility of the proposed nominee to serve as a director
Following verification of this information, the Corporate Governance Committee will make an initial analysis of the qualifications of the candidate based on Array's general criteria for director nominations, and if the Corporate Governance Committee believes the candidate meets the criteria, the Committee would further evaluate the candidate, which generally would involve a review of background materials, internal discussions and interviews with the candidate. If the Corporate Governance Committee supports the candidate, it would recommend the candidate for consideration by the Board of Directors. The Corporate Governance Committee has historically not retained a recruiting firm or third party to assist in the identification or evaluation of potential nominees and will evaluate all candidates to the Board of Directors in the same manner regardless of whether the nominee is recommended by a stockholder or some other source.

Appendix A
AUDIT COMMITTEE CHARTER
October 2014
PURPOSE
The primary responsibility of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in overseeing (i) management's conduct of the Company's financial reporting process, (ii) the Company's internal control over financial reporting, (iii) the annual independent audit of the Company's financial statements by the Company's independent auditors and (iv) the Company's legal compliance and ethics programs. The Committee has sole responsibility for the retention, compensation and oversight of the independent auditors. The independent auditors report directly to the Committee.
In discharging its oversight role, the Committee is empowered to investigate any matters brought to its attention. In such investigations, the Committee shall have full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts. The Committee shall receive the funding reasonably necessary to retain the independent auditors to perform its audit and to retain any other experts required by the Committee to carry out its responsibilities.
MEMBERSHIP
The Committee shall be comprised of not less than three members of the Board, each of whom shall be independent in accordance with the rules of The NASDAQ Stock Market and applicable law. Accordingly, no member shall have a relationship to the Company that would interfere with the exercise of his or her independence from management and the Company. Each member shall be able to read and understand financial statements, and at least one member of the Committee shall be a financial expert, as determined by the Board of Directors in accordance with the rules of The NASDAQ Stock Market, the rules and regulations of the SEC and any other applicable law. If a vacancy arises on the Committee or if a Committee member ceases to satisfy the applicable independence requirements, Committee membership may temporarily consist of less than three members, or of less than three independent members, pursuant to and during the applicable cure periods permitted by The NASDAQ Stock Market.
The members shall be appointed by the Board of Directors upon the recommendation of the Corporate Governance Committee. The Board shall annually appoint a Chairman of the Committee.
MEETINGS; ATTENDANCE
The Committee shall meet at least quarterly. In addition, the Committee shall meet at least once annually with the independent auditors, and with the chief financial officer (and other management as appropriate), in separate sessions to discuss any matters that the Committee or these other individuals believe should be discussed privately and to resolve any disputes that may arise between management and the independent auditors. The Committee shall also meet at least quarterly with management to discuss the Company’s system of internal control over financial reporting and management’s evaluation of the effectiveness of these controls.
A majority of Committee members shall constitute a quorum, but members of the Committee should endeavor to be present, in person or by telephone, at all meetings. The Chairperson may request that members of management and representatives of the independent auditors be present at Committee meetings.
MINUTES OF MEETINGS
Minutes of each meeting shall be prepared and provided to Committee members and made available to Company Directors who are not members of the Committee. Any action required or permitted to be taken at a meeting of the members of the Committee may be taken without a meeting if a consent in writing, setting forth the action, is signed by all of the members of the Committee. Such consent shall have the same force and effect as a unanimous vote. The Committee will file all written consents with the minutes of the proceedings of the Committee.
DETAILED RESPONSIBILITIES
The Committee's job is one of oversight. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.
The following is a list of the regular functions of the Committee. These functions are set forth as a guide, with the understanding that the Committee may diverge from this guide as appropriate.
Independent Auditors

1.
The Committee shall have the sole authority to appoint the independent auditors to be retained by the Company and approve the compensation of the independent auditors. The Committee shall evaluate the performance of, and have the sole authority to discharge or replace, the independent auditors (subject, if deemed appropriate, to shareholder ratification).

2.
The Committee shall approve in advance the provision by the independent auditors of all services whether or not related to the audit. The Committee may delegate its authority to one or more of its members to pre-approve non-audit services performed by the independent auditor pursuant to pre-approval policies and procedures that comply with applicable rules of the SEC, provided that the Committee is informed of the approval of each non-audit service provided by the independent auditor at the next Committee meeting following each such approval. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors retained by the Company for the purpose of rendering or issuing an audit report.

3.	The Committee shall review the scope of the audit and plan for the annual audit prior to its implementation.

4.	The Committee shall review the appointment and replacement of the lead independent audit partner to ensure rotation in accordance with applicable law.

5.
The Committee shall request from the independent auditors the written disclosures and the letter from the independent accountant as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Committee shall discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors’ independence, and recommend any necessary actions to the Board to confirm the independent auditors’ independence.

Annual Financial Reports

1.
The Committee shall review the annual audited financial statements with management and the independent auditors, including (i) major issues regarding accounting and auditing principles and practices, (ii) the Company’s disclosures under “Management’s Discussion and Analysis of Results of Operations and Financial Condition” contained in the Company’s annual report on Form 10-K, (iii) the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures relating to financial matters, (iv) any material correcting adjustments that have been identified by the independent auditors, (v) any material off-balance sheet transactions, arrangements, obligations and other relationships of the Company with unconsolidated entities and (vi) other matters related to the conduct of the audit which are to be communicated to the Committee under applicable rules of the Public Company Accounting Oversight Board.

2.	The Committee shall recommend to the Board the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K and shall prepare the “Report of the Audit

Committee” to be included in the Company’s proxy statement, as required by the rules of the Securities and Exchange Commission.

3.
The Committee shall discuss with management and the independent auditors: (i) the annual internal control report of management required to be filed in the Company’s Annual Report on Form 10-K, and (ii) the attestation of the independent auditors regarding the Company’s internal control over financial reporting given in connection with such annual internal control report. The Committee shall present to the Board of Directors any significant findings and recommendations to modify such internal control over financial reporting.

4.
The Committee shall request and review reports of the independent auditors on the Company’s critical accounting policies and practices, including alternative treatments available under generally accepted accounting principles which the independent auditors have discussed with management, the ramifications of such alternative treatments and the treatment recommended by the independent auditors.

5.	The Committee shall request and review reports of the independent auditors on all material written communications between the independent auditors and management.
Quarterly Financial Reports
The Committee shall review with management and the independent auditors the Company’s quarterly financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Results of Operations and Financial Condition” contained in the Company’s quarterly report on Form 10-Q and any matters required to be discussed with the Committee by Statement on Auditing Standards No. 100, Interim Financial Information.
Other Responsibilities

1.
The Committee shall review and discuss with management and the independent auditors the financial information contained in the Company’s press releases and the Company’s financial guidance prior to public release.

2.
At least once each fiscal quarter, the Committee shall discuss with management and the independent auditors: (i) all significant deficiencies and material weaknesses in the design or operation of the Company's internal control over financial reporting and disclosure controls and procedures which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, (iii) the resolution of any identified weaknesses or deficiencies, and (iv) the assessments of the Company’s internal control over financial reporting and disclosure controls and procedures, and any significant changes in the internal control over financial reporting or disclosure controls and procedures, required to be disclosed in the Company’s filings with the SEC or other publicly available documents.

3.
The Committee shall adopt procedures for the receipt, retention and treatment of complaints received by the Company, and for the confidential, anonymous submission of concerns to the Committee by the Company’s employees, relating to accounting, internal accounting controls or auditing matters.

4.	The Committee shall review and approve any related-party transactions involving the Company to the extent required by The NASDAQ Stock Market or policies adopted by the Company.

5.	The Committee shall discuss with management the Company’s significant financial risk exposures and the adequacy of the Company’s risk assessment and risk management policies.

6.	The Committee shall evaluate the performance of the Company’s financial management team and make recommendations to management or the Board as appropriate.

7.	As appropriate, the Committee shall discuss with management and shall evaluate the Company’s tax planning efforts, taxing authority developments, pending audits and the Company’s tax reserves.

8.
The Committee shall review the adequacy of this Charter on an annual basis and shall periodically perform a self-assessment on its performance. In addition, the Committee shall perform such other functions as necessary and appropriate under law, the rules of The NASDAQ Stock Market, the Company’s certificate of incorporation or bylaws and the resolutions and other directives of the Board of Directors.

It is acknowledged that all of the above listed tasks may not be relevant to all of the matters that the Committee may consider and act upon from time to time, and the members of the Committee in their judgment may determine the relevance thereof and the attention such items shall receive in any particular context.

Appendix B
CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ARRAY BIOPHARMA INC.
(Pursuant to Section 242)
Array BioPharma Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows for the purpose of amending its Amended and Restated Certificate of Incorporation:

FIRST:
The name of the corporation is Array BioPharma Inc. (the "Corporation"). The Corporation was originally incorporated on February 6, 1998 pursuant to the DGCL. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on or about November 21, 2000 (the "Certificate of Incorporation"). A Certificate of Correction to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on or about November 19, 2004. Certificates of Amendment to the Certificate of Incorporation were filed with the Secretary of State of the State of Delaware on or about November 5, 2007 and October 29, 2012.

SECOND:
That the board of directors of the Corporation duly adopted resolutions approving the following amendment to the Certificate of Incorporation (the "Amendment") in accordance with the provisions of Section 242 of the DGCL, declaring such Amendment to be advisable and calling for the approval of the stockholders of the Corporation to such Amendment.

THIRD:
The Amendment was duly adopted and approved in accordance with the provisions of Section 211 of the DGCL by the required vote of the stockholders of the Corporation at the Annual Meeting of the stockholders of the Corporation.

FOURTH:	That the Corporation's Certificate of Incorporation is hereby amended as provided herein. Section 4.1 shall be deleted in its entirety and replaced with the following:

4.1 Authorized Shares. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 290,000,000 of which 280,000,000 shall be common stock, all of one class, having a par value of $.001 per share (the "Common Stock"), and 10,000,000 of such shares shall be Preferred Stock, having a par value of $.001 per share (the "Preferred Stock").

FIFTH:	Except as expressly amended by this Amendment, the provisions of the Certificate of Incorporation shall remain in full force and effect.
* * * * * * *
IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been executed this ______ day of _______________ 2015.

ARRAY BIOPHARMA INC.

By: John R. Moore
Secretary

B-1

Appendix C
AMENDED AND RESTATED
ARRAY BIOPHARMA INC.
STOCK OPTION AND INCENTIVE PLAN
As amended and restated on
August 26, 2015 (subject to shareholder approval on October 29, 2015).
Array BioPharma Inc., a Delaware corporation (the "Company"), sets forth herein the terms of the Company's Amended and Restated Stock Option and Incentive Plan (the "Plan").
1. PURPOSE
The purpose of the Plan is to enhance the Company's ability to attract, retain, and compensate highly qualified officers, key employees, and other persons, and to motivate such officers, key employees, and other persons to serve the Company and its Affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company and with other financial incentives. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock awards, unrestricted stock awards, performance stock awards, dividend equivalent rights, performance awards and annual incentive awards in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.
2. DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1 "Affiliate" means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
2.2 "Annual Incentive Award" means a conditional right granted to a Grantee under Section 18.3.2 hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.
2.3 "Award" means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock, Unrestricted Stock, Performance Stock, Dividend Equivalent Rights, Performance or Annual Incentive Awards under the Plan.
2.4 "Award Agreement" means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
2.5 "Benefit Arrangement" shall have the meaning set forth in Section 19 hereof.
2.6 "Board" means the Board of Directors of the Company.
2.7 "Cause" means, as determined by the Board and unless otherwise provided in an applicable employment agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider or employee and the Company or an Affiliate.
2.8 "Change in Control" means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.
2.9 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.10 "Committee" means a committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any Affiliate.
2.11 "Company" means the Array BioPharma Inc.
2.12 "Covered Employee" means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.
2.13 "Deferred Stock" means a right, granted to a Grantee under Section 14 hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.
2.14 "Disability" means the Grantee is unable to perform each of the essential duties of such Grantee's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee's Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
2.15 "Dividend Equivalent" means a right, granted to a Grantee under Section 17 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
2.16 "Effective Date" of the Plan means the date of the closing of the initial public offering of the Company's common stock.
2.17 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
2.18 "Fair Market Value" means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.
2.19 "Family Member" means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee's household (other than a tenant or employee), a trust in which any one or more these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more these persons (or the Grantee) own more than fifty percent of the voting interests.
2.20 "Grant Date" means, as determined by the Board or authorized Committee, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.
2.21 "Grantee" means a person who receives or holds an Award under the Plan.
2.22 "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.23 "Non-qualified Stock Option" means an Option that is not an Incentive Stock Option.
2.24 "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.
2.25 "Option Price" means the purchase price for each share of Stock subject to an Option.
2.26 "Other Agreement" shall have the meaning set forth in Section 19 hereof.
2.27 "Outside Director" means a member of the Board who is not an officer or employee of the Company.

2.28 "Performance Award" means a conditional right granted to a Grantee under Section 18.3 hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a period of up to 10 years.
2.29 "Performance Stock Award" means Awards granted pursuant to Section 16.
2.30 "Plan" means this Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan.
2.31 "Reporting Person" means a person who is required to file reports under Section 16(a) of the Exchange Act.
2.32 "Restricted Period" means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to Section 13.2 hereof.
2.33 "Restricted Stock" means shares of Stock, awarded to a Grantee pursuant to Section 13 hereof, that are subject to restrictions and to a risk of forfeiture.
2.34 "Restricted Stock Unit" means a unit awarded to a Grantee pursuant to Section 13 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.
2.35 "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.
2.36 "Service" means service as an employee, officer, director or other Service Provider of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, director or other Service Provider of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.
2.37 "Service Provider" means a consultant or adviser to the Company, a manager of the Company's properties or affairs, or other similar service provider or Affiliate, and employees of any of the foregoing, as such persons may be designated from time to time by the Board pursuant to Section 6 hereof.
2.38 "Stock" means the common stock, par value $.001 per share, of the Company.
2.39 "Stock Appreciation Right" or "SAR" means a right granted to a Grantee under Section 12 hereof.
2.40 "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.
2.41 "Termination Date" means the date upon which an Option shall terminate or expire, as set forth in Section 10.2 hereof.
2.42 "Unrestricted Stock Award" means an Award granted pursuant to Section 15 hereof.
3. ADMINISTRATION OF THE PLAN
3.1. Board.
The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company's certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final and conclusive. To the extent permitted by law, the Board may delegate its authority under the Plan to a member of the Board or to an executive officer of the Company who is a member of the Board.
3.2. Committee.
The Board from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the

Company and applicable law. In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board or an executive officer of the Company who is a member of the Board.
3.3. Terms of Awards.
Subject to the other terms and conditions of the Plan, the Board shall have full and final authority:
(i) to designate Grantees,
(ii) to determine the type or types of Awards to be made to a Grantee,
(iii) to determine the number of shares of Stock to be subject to an Award,
(iv) to establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),
(v) to prescribe the form of each Award Agreement evidencing an Award,
(vi) to amend, modify, or supplement the terms of any outstanding Award, and
(vii) Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.
As a condition to any subsequent Award, the Board shall have the right, at its discretion, to require Grantees to return to the Company Awards previously made under the Plan. Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Board at the time the new Award is made. The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.
3.4. No Liability.
No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.
4. STOCK SUBJECT TO THE PLAN
Subject to adjustment as provided in Section 22 hereof, the number of shares of Stock available for issuance under the Plan shall be 10,728,370, which number shall be increased, but not decreased, by any "Additional Authorized Shares." Additional Authorized Shares, for purposes of the Plan, means on any given day the difference between (1) the Company's issued and outstanding shares of Stock (on a fully diluted, as converted basis) multiplied by a factor of 25% minus (2) the number of outstanding shares of Stock relating to Awards plus the number of shares of Stock available for future grants of Awards on such date. The number of shares of Stock available for issuance under the Plan as incentive stock options may not exceed 10,728,370 shares, which number shall be increased each January 1 for the next five years beginning in 2001 by 250,000 shares; provided, that, at no time may the number of shares of Stock available for issuance under the Plan as incentive stock options exceed the total number of shares reserved for issuance under the Plan; provided, further, that in no event shall the number of Additional Authorized Shares when added to the number of shares of Common Stock reserved for issuance from time to time (i) under the Plan that are not Additional Authorized Shares, (ii) under the

Company's Employee Stock Purchase Plan, (iii) upon exercise of any other outstanding warrants or options to purchase Common Stock, or (iv) upon conversion of any outstanding shares of stock that is convertible into or exchangeable for Common Stock exceed the total number of shares of Common Stock authorized for issuance under the Company's Amended and Restated Certificate of Incorporation. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan
5. EFFECTIVE DATE AND TERM OF THE PLAN
5.1. Effective Date.
The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company's stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.
5.2. Term.
The Plan shall terminate automatically on September 8, 2020 and may be terminated on any earlier date as provided in Section 21.
6. AWARD ELIGIBILITY
6.1. Company or Subsidiary Employees; Service Providers; Other Persons.
Subject to Section 7, Awards may be made under the Plan to: (i) any employee of, or a Service Provider to, the Company or of any Affiliate, including any such employee or Service Provider who is an officer or director of the Company, or of any affiliate, as the Board shall determine and designate from time to time, (ii) any Outside Director, and (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.
6.2. Successive Awards.
An eligible person may receive more than one Award, subject to such restrictions as are provided herein.
7. LIMITATIONS ON GRANTS
7.1. Limitation on Shares of Stock Subject to Awards and Cash Awards.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, the maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is two million (2,000,000) per year. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option to any person eligible for an Award under Section 6 hereof is four hundred thousand (400,000) per year. The preceding limitations in this Section 7.1 are subject to adjustment as provided in Section 22 hereof. The maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Grantee shall be $1,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $3,000,000.
7.2. Limitations on Incentive Stock Options.
An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8. AWARD AGREEMENT
Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, to be executed by the Company and by the Grantee, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.
9. OPTION PRICE
The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price shall be at least the aggregate Fair Market Value on the Grant Date of the shares of Stock subject to the Option; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company's outstanding Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than the greater of the par value of a share of Stock or 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.
10. VESTING, TERM AND EXERCISE OF OPTIONS
10.1. Vesting.
Subject to Sections 10.2 and 22.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 10.1, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee's Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee's Service, (iii) immediate forfeiture of the Option in the event the Grantee's Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company's right of repurchase with respect to unvested shares of Stock.
10.2. Term.
Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the "Termination Date"); provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the outstanding Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.
10.3. Acceleration.
Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Company as provided in Section 5.1 hereof.
10.4. Termination of Service.
Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee's Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
10.5. Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the Grant Date, or after the occurrence of an event referred to in Section 22 hereof which results in termination of the Option.
10.6. Method of Exercise.
An Option that is exercisable may be exercised by the Grantee's delivery to the Company of written notice of exercise on any business day, at the Company's principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.
10.7. Form of Payment.
Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents acceptable to the Company; (ii) through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). Unless the Board provides otherwise in the Award Agreement, payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.
10.8. Rights of Holders of Options.
Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 22 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
10.9. Delivery of Stock Certificates.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.
10.10. Reload Options.
At the discretion of the Board and subject to such restrictions, terms and conditions as the Board may establish, Options granted under the Plan may include a "reload" feature pursuant to which a Grantee exercising an Option by the delivery of a number of shares of Stock in accordance with Section 10.7 hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with such other terms as the Board may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option with an Option term equal to the remainder of the original Option term unless the Board otherwise determines in the Option Award Agreement for the original grant.
11. TRANSFERABILITY OF OPTIONS
11.1. Transferability of Options.
Except as provided in Section 11.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in Section 11.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

11.2. Family Transfers.
If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 11.2, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 11.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 11.2 or by will or the laws of descent and distribution. The events of termination of Service of Section 10.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 10.4.
12. STOCK APPRECIATION RIGHTS
The Board is authorized to grant SARs to Grantees on the following terms and conditions:
12.1. Right to Payment.
A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided in Section 18.1.
12.2. Other Terms.
The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.
13. RESTRICTED STOCK
13.1. Grant of Restricted Stock or Restricted Stock Units.
The Board may from time to time grant Restricted Stock or Restricted Stock Units to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.
13.2. Restrictions.
At the time a grant of Restricted Stock or Restricted Stock Units is made, the Board shall establish a period of time (the "Restricted Period") applicable to such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units in accordance with Section 18.3.1 and 18.3.2. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.
13.3. Restricted Stock Certificates.
The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.
13.4. Rights of Holders of Restricted Stock.
Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.
13.5. Rights of Holders of Restricted Stock Units.
Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.
13.6. Termination of Service.
Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee's Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units.
13.7. Delivery of Stock and Payment Therefor.
Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, unless otherwise provided in the Award Agreement, upon payment by the Grantee to the Company, in cash or by check, of the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units (or such other higher purchase price determined by the Board), a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.
14. DEFERRED STOCK AWARDS
14.1. Nature of Deferred Stock Awards.
A Deferred Stock Award is an Award of phantom stock units to a Grantee, subject to restrictions and conditions as the Board may determine at the time of grant. Conditions may be based on continuing Service and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such agreement shall be determined by the Board, and such terms and conditions may differ among individual Awards and Grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the Grantee in the form of shares of Stock.
14.2. Election to Receive Deferred Stock Awards in Lieu of Compensation.
The Board may, in its sole discretion, permit a Grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such Grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Board and in accordance with rules and procedures established by the Board. The Board shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Board deems appropriate.

14.3. Rights as a Stockholder.
During the deferral period, a Grantee shall have no rights as a stockholder; provided, however, that the Grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Board may determine.
14.4. Restrictions on Transfer.
A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.
14.5. Termination.
Except as may otherwise be provided by the Board either in the Award Agreement or, in writing after the Award Agreement is issued, a Grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the Grantee's termination of Service for any reason.
15. UNRESTRICTED STOCK AWARDS
The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Grantee.
16. PERFORMANCE STOCK AWARDS
16.1. Nature of Performance Stock Awards.
A Performance Stock Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Board may make Performance Stock Awards independent of or in connection with the granting of any other Award under the Plan. The Board in its sole discretion shall determine whether and to whom Performance Stock Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Stock; provided, however, that the Board may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Stock Awards under the Plan. At any time prior to the Grantee's termination of Service, the Board may in its sole discretion accelerate, waive or amend any or all of the goals, restrictions or conditions imposed under any Performance Stock Award.
16.2. Rights as a Stockholder.
A Grantee receiving a Performance Stock Award shall have the rights of a stockholder only as to shares actually received by the Grantee under the Plan and not with respect to shares subject to the Award but not actually received by the Grantee. A Grantee shall be entitled to receive a stock certificate evidencing the acquisition of Stock under a Performance Stock Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Stock Award (or in a performance plan adopted by the Board).
16.3. Termination of Service.
Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee's rights in all Performance Stock Awards shall automatically terminate upon the Grantee's termination of Service for any reason.
17. DIVIDEND EQUIVALENT RIGHTS
17.1. Dividend Equivalent Rights.
A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A

Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.
17.2. Interest Equivalents.
Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
17.3. Termination of Service.
Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee's rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee's termination of Service for any reason.
18. CERTAIN PROVISIONS APPLICABLE TO AWARDS
18.1. Stand-Alone, Additional, Tandem, and Substitute Awards.
Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).
18.2. Form and Timing of Payment Under Awards; Deferrals.
Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Board shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Board or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Board or permitted at the election of the Grantee on terms and conditions established by the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.
18.3. Performance and Annual Incentive Awards.
18.3.1. Performance Conditions.
The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 18.3.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

18.3.2. Performance or Annual Incentive Awards Granted to Designated Covered Employees.
If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 18.3.2.
(i) Performance Goals Generally. The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 18.3.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.
(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings (loss) per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders' equity; (15) revenue; (16) cash and cash equivalents; (17) discovery research or clinical development goals; and (18) financial or operational goals relating to new or existing collaborations or proprietary drug programs.
(iii) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of up to ten years and achievement of performance goals in respect of Annual Incentive Awards shall be measured over a performance period of up to one year, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).
(iv) Performance or Annual Incentive Award Pool. The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards.
(v) Settlement of Performance or Annual Incentive Awards; Other Terms. Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.
18.3.3. Written Determinations.
All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.
18.3.4. Status of Section 18.3.2 Awards Under Code Section 162(m).
It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 18.3.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 18.3.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
19. PARACHUTE LIMITATIONS
Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Restricted Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.
20. REQUIREMENTS OF LAW
20.1. General.
The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
20.2. Rule 16b-3.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
20.3. Limitation Following a Hardship Distribution.
To the extent required to comply with Treasury Regulation §1.401(k)-1(d)(2)(iv)(B)(4), or any amendment or successor thereto, a Grantee's "elective and employee contributions" (within the meaning of such Treasury Regulation) under the Plan shall be suspended for a period of twelve months following such Grantee's receipt of a hardship distribution made in reliance on such Treasury Regulation from any plan containing a cash or deferred arrangement under Section 401(k) of the Code maintained by the Company or a related party within the provisions of subsections (b), (c), (m) or (o) of Section 414 of the Code.
21. AMENDMENT AND TERMINATION OF THE PLAN
The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made; provided, however, that the Board shall not, without approval of the Company's shareholders, amend the Plan such that it does not comply with the Code. Except as permitted under this Section 21 or Section 22 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Award theretofore awarded under the Plan.
22. EFFECT OF CHANGES IN CAPITALIZATION
22.1. Changes in Stock.
If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of Stock of the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights.
22.2. Reorganization in Which the Company Is the Surviving Entity and in Which No Change in Control Occurs.
Subject to Section 22.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities in which no Change in Control occurs, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.
22.3. Reorganization, Sale of Assets or Sale of Stock Which Involves a Change in Control.
(a) Subject to Section 22.3(b), upon any transaction that results in a Change in Control, (i) all outstanding shares subject to Awards shall be deemed to have vested, and all restrictions and conditions applicable to such shares subject to Awards shall be deemed to have lapsed, immediately prior to the occurrence of such event, and (ii) all Options outstanding hereunder shall become immediately exercisable for a period of fifteen days immediately prior to the scheduled consummation of the event. Any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any such event, the Plan and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders.
(b) Section 22.3(a) shall not apply to the extent provision is made in writing in connection with a transaction described in Section 22.3(a) for the assumption of such Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided.
22.4. Adjustments.
Adjustments under this Section 22 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 22.1, 22.2 and 22.3.
22.5. No Limitations on Company.
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
23. POOLING
In the event any provision of the Plan or the Award Agreement would prevent the use of pooling of interests accounting in a corporate transaction involving the Company and such transaction is contingent upon pooling of interests accounting, then that provision shall be deemed amended or revoked to the extent required to preserve such pooling of interests. The Company may require in an Award Agreement that a Grantee who receives an Award under the Plan shall, upon advice from the Company, take (or refrain from taking, as appropriate) all actions necessary or desirable to ensure that pooling of interests accounting is available.

24. DISCLAIMER OF RIGHTS
No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a shareholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares of Stock shall have been issued upon the exercise of the Option.
25. NONEXCLUSIVITY OF THE PLAN
Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.
26. WITHHOLDING TAXES
The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 26 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
27. CAPTIONS
The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
28. OTHER PROVISIONS
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.
29. NUMBER AND GENDER
With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
30. SEVERABILITY
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

31. GOVERNING LAW
The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Colorado, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards awarded hereunder to the substantive laws of any other jurisdiction.
* * *

This Plan was duly adopted by the Board as of September 8, 2000, and approved by the stockholders on September 8, 2000, in each case so that the Plan was effective upon the closing of the initial public offering of the Company's common stock. This Plan was duly amended:
1. By the Board of Directors on September 12, 2002 and approved by the stockholders at the Annual Meeting of Stockholders on October 31, 2002 to increase the number of shares reserved for issuance hereunder to 10,728,370 and the number of shares that may be issued as incentive stock options to 10,728,370.

2. By the Board of Directors on September 11, 2008 and approved by the stockholders at the Annual Meeting of Stockholders on October 30, 2008 to extend the term of the Plan by an additional ten years to expire on September 8, 2020.

3, By the Board of Directors on February 13, 2012 to amend the definition of stock available for issuance of awards under the Plan in Section 4.

4. By the Board of Directors on August 26, 2015, subject to approval by the stockholders at the Annual Meeting of Stockholders on October 29, 2015, to amend the business criteria for performance awards granted to certain designated covered employees in Section 18.3.2(ii).

By:	/s/ JOHN R. MOORE John R. Moore, Secretary